Exhibit 10.39

SUBLEASE

THIS SUBLEASE (this “Sublease”), made as of the 12 day of February     , 2004, by and between SOUTHWESTERN BELL TELEPHONE, L.P., successor in interest to Southwestern Bell Telephone Company, having an address of 7159 San Pedro, Suite 202, San Antonio, Texas 78216 (“Sublessor”) and ASCENSION CAPITAL GROUP, LTD., a Texas limited partnership, having an address of 2201 E. Lamar Blvd., Suite 200, Arlington, TX 76006 (“Sublessee”).

WITNESSETH:

WHEREAS, Sublessor leases 85,893 square feet of “Net Rentable Area,” as that term is defined in the “Lease,” as defined below, on the First (1st) and Second (2nd) floors (the “Premises”) of the building known as The Arbors of Brookhollow I (the “Building”) and located at 2201 E. Lamar in Arlington, Texas, (the “Property”) pursuant to a certain Office Lease dated as of September 26, 2000, (collectively, the “Lease”), made by and between The Arbors of Brookhollow Operating Partnership, LTD., a Texas limited partnership, as landlord (the “Landlord”) and Sublessor, as tenant, which Lease is attached hereto as Exhibit A and made a part hereof;

WHEREAS, Sublessee desires to sublet from Sublessor the portion of the Premises located on the Second (2nd) floor, consisting of 28,603 rentable square feet, as shown on Exhibit B attached hereto and made a part hereof (the “Sublet Premises”); and

WHEREAS, Sublessor desires to sublet the Sublet Premises to Sublessee, and Sublessee desires to Sublet the Sublet Premises from Sublessor, upon the terms and conditions contained herein.

NOW, THEREFORE, the parties hereto, for themselves and their respective successors and assigns, in consideration of the premises and the covenants hereinafter contained and the sum of TEN DOLLARS ($10.00) to each party paid by the other, the receipt and sufficiency of which is hereby acknowledged, do covenant and agree as follows:

1. Term. Provided Landlord consents to this Sublease, as evidenced by the executed Landlord Consent attached hereto as Exhibit C and made a part hereof (the “Landlord Consent”), Sublessor does hereby sublet to Sublessee the Sublet Premises on the terms and conditions set forth in this Sublease for the term (the “Term”) commencing on the mutual execution of this Sublease and the receipt of the executed Landlord Consent by the Landlord (the “Commencement Date”), and ending on December 31, 2010 (the “Expiration Date”), unless sooner terminated under the terms of the Lease or this Sublease. Sublesee and its agents shall have the right of access to the Sublet Premises, subject to all of the provisions of this Sublease other than the payment of Rent (as defined below) on the Commencement Date for the purposes of space planning and construction of Sublessee’s improvements to the Sublet Premises, such construction is contingent upon Landlord and Sublessor consenting to the improvements.

So long as Sublessee complies with the terms and conditions of this Sublease, Sublessor shall not (i) commit any act or omission during the Term that would lead to a termination of the Lease by Landlord, (ii) amend any provisions under the Lease to provide for an early termination of the Lease, or (iii) make elections, or give any consent or approval under the Lease to the extent any of the foregoing would have a material adverse affect on Sublessee rights and obligations hereunder. To the extent that Sublessor shall receive any written notice of default from Landlord, Sublessor shall, within ten (10) business days thereafter, deliver to Sublessee a written copy of such notice of default, whereupon Sublessee shall have the option (but not the obligation) to cure any such default by Sublessor under the Lease.

2. Rent. (a) The Rent Commencement Date shall be May 1, 2004, Sublessee covenants and agrees to pay Sublessor during the term of this Sublease base rent (the “Base Rent”), without deduction or offset and without notice or demand, at the Sublessor’s address, as set forth in Paragraph 14 hereof, or to such other entity or at such other place as Sublessor may from time to time designate in writing as follows:

Period	Monthly Base Rent	Annual RSF
82 Months	$24,800.00	$10.40

(b) In addition to Base Rent, Sublessee covenants and agrees to pay Sublessor during the term of this Sublease the following expense items (collectively, the “Additional Rent”): (a) beginning January 1, 2005, thirty three percent (33%) (“Sublessee’s Proportionate Share”) of any increase in the “Operating Expenses,” as defined in Section 4 of the Lease, incurred by Sublessor pursuant to the terms of the Lease, over the Operating Expenses incurred by Sublessor for the calendar year 2004, which payments shall payable by Sublessee to Sublessor in such amounts and in the same manner as Sublessor is obligated to Landlord for said expenses as set forth in Section 4 of the Lease; (b) beginning on the Commencement Date, any costs, fees or charges owed or payable by Sublessee pursuant to any services provided to Sublessee by Landlord or Sublessor, whether with or without Sublessor’s permission, that are directly related to the Sublet Premises, including, but not limited to electricity, excess electricity or other utilities and any overtime HVAC charges related to the Sublet Premises; and (c) beginning on the Commencement Date, such other sums of money as shall become due and payable by Sublessor to the Landlord pursuant to the Lease due to the actions or inactions of the Sublessee in default of this Sublease or the Lease. The Base Rent and Additional Rent are collectively referred to hereinafter as the “Rent.” Notwithstanding anything contained herein to the contrary, although Sublessee shall not be required to pay Sublessee’s proportionate share of Operating Expenses until January 1, 2005, Sublessee shall nevertheless be required to pay for any overtime charges, including, without limitation, electricity and HVAC, or any additional services used by it, as of the Commencement Date.

(c) Other than Sublessee’s obligation to pay Sublessee’s share of Operating Expenses, which obligation shall commence as of January 1, 2005, all other Rent shall be paid to Sublessor in advance, on the first day of each and every month throughout the Term, commencing on the Commencement Date. If the Term shall commence or end on a day other than the first day of a month, then the monthly installments of Base Rent for the first and last partial month shall be prorated on a per diem basis. Upon the execution of this Sublease, Sublessee shall pay one monthly installment of Base Rent on account of the first full calendar month of the Term and a prorated monthly installment of Base Rent for any partial month of the Term that may precede such full calendar month, with the first such monthly payment of Rent being due and payable upon the execution and delivery hereof by Sublessee to Sublessor. If Sublessee fails to pay any installment of Rent within ten (10) days after same is due, such unpaid amount shall incur a five (5%) late charge, which amount shall be immediately due and payable to Sublessor. Any sums not paid as required hereunder shall bear interest from the due date until paid in full at a rate equal to the lesser of (a) the highest rate announced from time to time as the prime interest rate by The Wall Street Journal plus three (3) percentage points; or (b) the maximum legal rate allowed by law. If Sublessee makes two (2) consecutive payments of Rent which are returned to Sublessor by Sublessee’s financial institution for insufficient funds, Sublessor may require, by giving written notice to Sublessee, that all future payments of Rent shall be made in immediately available funds by cashier’s check or by wire transfer. The foregoing is in addition to any other remedies of Sublessor hereunder, at law or in equity.

3. Personal Property Taxes. In addition to its obligations for payment of Rent, Sublessee shall pay, prior to delinquency, all taxes assessed against and levied upon trade fixtures, furnishing, equipment and all other personal property of Sublessee contained in the Sublet Premises. Sublessee shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed in Sublessee’s name, separately from the real and/or personal property of Sublessor or Landlord. If any of Sublessee’s said personal property shall be assessed with Sublessor’s property or Landlord’s property, then Sublessee shall pay the taxes attributable to Sublessee’s property within ten (10) days after receipt of a written statement setting forth the taxes applicable thereto. Sublessee covenants to promptly furnish to Sublessor proof of the payment of any such personal property taxes which are payable by Sublessee as provided in this Paragraph 3.

4. Security. On the Commencement Date, Sublessee shall deliver to Sublessor, a cash security deposit in the amount of $49,600.00 (the “Cash Security Deposit”). The Cash Security Deposit, as applicable, shall be held by Sublessor as additional security for faithful and prompt performance of Sublessee’s obligations under this Sublease. In the event of a default under this Sublease, beyond all applicable notice and cure periods, Sublessor may, but shall not be obligated to, draw upon the Cash Security Deposit, as applicable, solely to the extent necessary to make good any arrearages in Rent and any other actual damage, injury, expense or liability caused to Sublessor by such default. If Sublessor is holding a Cash Security Deposit and expends all or any part of thereof to cure a default, then on notice from Sublessor to Sublessee, Sublessee shall immediately increase the amount of the Cash Security Deposit in an amount equal to the amount drawn by Sublessor. The Cash Security Deposit shall not be deemed an advance payment of Rent or a measure of Sublessor’s damages for any default hereunder by Sublessee. To the extent Sublessor has not applied all of the Cash Security Deposit, as applicable, to cure one or more defaults under this Sublease then the Cash Security Deposit, as applicable, as the same may have been drawn upon, shall be returned to Sublessee within thirty (30) days after the expiration or earlier termination of this Sublease. If and to the extent that the Cash Security Deposit is not timely returned to Sublessee, then interest thereon shall accrue at the rate of twelve percent (12%) per annum until fully repaid to Sublessee. In the event of any assignment of Sublessor’s interest in the Lease, Sublessor shall have the right to transfer the Cash Security Deposit as applicable, to the assignee and Sublessor shall, thereupon, be released by Sublessee from all liability for the return of the Cash Security Deposit and, in such event, Sublessee agrees to look solely to the new Sublessor for the return of the Cash Security Deposit.

Sublessee further covenants that it will not assign or encumber, or attempt to assign or encumber, its interest in the Cash Security Deposit and that neither Sublessor nor its successors or assigns shall be bound by any such assignment or encumbrance, or attempted assignment or attempted encumbrance.

5. Sublease and Assignment. Sublessee shall not have the right to sublease or assign this Sublease or any part thereof, or suffer or permit the Sublet Premises or any part thereof to be occupied by others, by operation of law or otherwise without the prior written consent of Sublessor and Landlord. Any attempt by Sublessee to sublease or assign its interests under the Sublease in contravention of this Sublease without such prior written consent shall be void, of no effect, and constitute an Event of Default hereunder. Any required consent of Sublessor shall not be unreasonably withheld, conditioned or delayed. If Sublessee should desire to assign this Sublease or sublease the Sublet Premises or any portion thereof, Sublessee shall give Sublessor written notice of such desire to make such assignment or effect such sublease. At the time of giving such notice, Sublessee shall provide Sublessor with a copy of the proposed assignment or sublease document, and such information as Sublessor and Landlord may reasonably request concerning the proposed assignee or sublessee to assist Sublessor and Landlord in making an informed judgment regarding the financial condition, reputation, operation, and general desirability of the proposed assignee or sublessee. Sublessor shall then have a period of twenty (20) days following receipt of such notice and such information within which to notify Sublessee in writing of whether Sublessor approves or disapproves of such request to sublease or assign its interest in the Sublease.

Sublessor and Sublessee agree that, in the event of any approved assignment or subletting, the rights of any such assignee or sublessee of Sublessee herein shall be subject to all of the terms, conditions, and provisions of this Sublease and the Lease. Sublessor may collect Rent directly from such assignee or sublessee and apply the amount so collected to the Rent herein reserved. No such consent to or recognition of any such assignment or subletting shall constitute a release of Sublessee, or any guarantor of Sublessee’s performance hereunder (“Guarantor”), from further performance by Sublessee or such Guarantor of covenants undertaken to be performed by Sublessee herein. Sublessee and/or such Guarantor shall remain liable and responsible for all Rent and other obligations herein imposed upon Sublessee. Sublessee shall pay all of Sublessor’s costs in connection with any such assignment of subletting, including, without limitation, attorneys fees. Consent by Sublessor to a particular assignment, sublease, or other transaction shall not be deemed a consent to any other or subsequent transaction. If any Rent payable to Sublessee by any sublessee, assignee, licensee, or other transferee exceeds the Rent reserved herein, then Sublessee shall be bound and obligated to pay Sublessor fifty percent (50%) of all such excess Rent within ten (10) days following receipt thereof by Sublessee from such sublessee, assignee, licensee, or other transferee, as the case might be, as Additional Rent.

6. Additional Services. If, under any provision of the Lease, any additional rent or other charge shall be payable by Sublessor to Landlord because of extra services ordered by or activities undertaken by or on behalf of Sublessee with respect to the Sublet Premises or on account of Sublessee’s default hereunder, then Sublessee shall pay to Sublessor such additional rent or other charge on demand by Sublessor. Sublessee hereby agrees that any and all such requests for extra services and/or activities for the benefit of Sublessee shall be made by Sublessee in writing to Landlord, with a copy to Sublessor. In no event shall Sublessor be responsible for any matter associated with the provision, or lack of provision, of any such extra services or activities. Sublessor shall have the right to require that Sublessee provide a reasonable cash security deposit sufficient to cover the cost of such services prior to Landlord’s providing such services. To the extent Sublessor has not applied all of such cash security deposit, as applicable, to cover the cost of services being provided hereunder, then the cash security deposit, as applicable, as the same may have been drawn upon, shall be returned to Sublessee within thirty (30) days after the expiration or earlier termination of this Sublease. If and to the extent that the cash security deposit is not timely returned to Sublessee, then interest thereon shall accrue at the rate of twelve percent (12%) per annum until fully repaid to Sublessee.

7. Alterations. Sublessee shall not make or suffer to be made any alterations, additions, or improvements, or attach any fixtures or equipment in, on, or to the Sublet Premises or any part thereof (“Alterations”), without the prior written consent of Sublessor and Landlord, which shall not be unreasonably withheld, delayed, or conditioned. When applying for such consent, Sublessee shall, at its own expense, if requested by either Sublessor or Landlord, furnish complete plans and specifications for such Alterations.

In connection with any Alterations, Sublessee shall comply with all applicable provisions of the Lease in making any such Alterations, including, but not limited to any restoration obligations imposed thereunder; the same shall be constructed in accordance with all government laws, ordinances, rules and regulations. In addition, prior to construction of any such Alterations, Sublessee shall provide all such assurances to Landlord, including but not limited to, waivers of lien, and surety company performance bonds as Landlord or Sublessor shall require to protect Landlord and the Building and appurtenant land against any loss from any mechanic’s, materialmen’s or other liens.

8. Insurance. Sublessee shall maintain, at its sole cost and expense, insurance coverages in such amounts, and with such an insurer holding such a Best’s Rating, which coverages and rating are the lesser of (i) what is required of Tenant in the Lease and (ii) the following:

Coverages with an insurer(s) holding a Best’s Rating of A+ or higher with Financial Size of Class X or higher, and reasonably acceptable to Sublessor and Landlord, and in the following coverage amounts:

(i) ISO Simplified Commercial General Liability Insurance. The limits of liability of such insurance shall be an amount not less than Two Million and 00/100 Dollars ($2,000,000.00) per occurrence, Bodily Injury including death and Two Million and 00/100 Dollars ($2,000,000.00) per occurrence, Property Damage Liability or Two Million and 00/100 Dollars ($2,000,000.00) combined single limit for Bodily Injury and Property Damage Liability. Such policies shall name Landlord and Sublessor as additional insureds with respect to this Sublease and the Lease; and

(ii) Property insurance on Sublessee’s personal property, on a Special Causes of Loss Replacement Cost basis. This insurance shall include, but shall not be limited to, fire and extended coverage perils. Such property insurance policy shall contain appropriate endorsements waiving the insurer’s right of subrogation against Sublessor and Landlord.

Each policy will provide that Landlord and Sublessor shall receive at least thirty (30) days’ prior written notice of cancellation or non-renewal of the policy. Concurrently with its execution of this Sublease, Sublessee shall deliver to Sublessor a certificate of insurance evidencing the insurance coverage required hereunder.

9. Obligations. Excluding Sections 5, 9, 10, 11, 16, 17, 18, 21, 26, 29, 32, 34, 36, 40(a), and 40(b) of the Lease and the matters contained herein which will be governed by this Sublease, Sublessee agrees (i) to be bound by the terms and conditions of the Lease, (ii) to perform Sublessor’s obligations with respect to the Sublet Premises as set forth in the Lease with respect to periods on and after the Commencement Date, and (iii) to be subject to the terms and conditions of any Landlord consent to this Sublease. Sublessor shall in no event be obligated to perform Landlord’s obligations under the Lease or to enforce the terms, covenants, obligations and conditions on the part of, or to be performed by, Landlord under the Lease. With respect to the performance of obligations required of Landlord under the Lease, Sublessor’s sole obligation with respect thereto shall be to request the same for Sublessee, upon written request from Sublessee, and to use reasonable efforts to obtain the same from Landlord, but in no event shall Sublessor be obligated to incur any expense associated with such effort. Sublessor shall not be liable in damages, nor shall rent abate hereunder, for or on account of any failure by Landlord to perform the obligations and duties imposed on it under the Lease. No rights of Sublessor arising from the Lease are granted or assigned to Sublessee, including, but not limited to, any rights to renew, extend, surrender or terminate the Lease.

10. Condition and Use of the Sublet Premises; Preparation of Sublet Premises.

(a) Sublessee agrees to accept the Sublet Premises in “AS IS” condition, and Sublessee agrees that it has inspected the Sublet Premises and acknowledges that no representations, express or implied, of any kind, with respect to the condition thereof have been made to Sublessee by Sublessor.

(b) The Sublet Premises are to be used solely for general office purposes. Sublessee shall not do or permit anything to be done in or about the Sublet Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure, annoy, or disturb them or allow the Sublet Premises to be used for any improper, immoral, unlawful, or objectionable purpose. Sublessee shall comply with all governmental laws, ordinances and regulations applicable to the use of the Sublet Premises and its occupancy and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in or upon, or in connection with, the Sublet Premises, all at Sublessee’s sole expense. Sublessee shall not do or permit anything to be done on or about the Sublet Premises or bring or keep anything into the Sublet Premises which will in any way increase the rate of, invalidate or prevent the procuring of any insurance protecting against loss or damage to the Building or any of its contents by fire or other casualty or against liability for damage to property or injury to persons in or about the Building or any part thereof. Sublessee shall use the Sublet Premises and any common areas of the Building in a careful, safe and proper manner and shall keep the Sublet Premises in a neat and sanitary condition and shall not commit or permit any nuisance or waste on or in, or about the Sublet Premises. Sublessee shall dispose of all debris, trash and waste in compliance with all applicable laws and regulations.

11. Sublessee Default. In the event that Sublessee (a) fails to pay Rent within ten (10) days after Sublessor has delivered notice to Sublessee that the same is due; however, an event of default shall occur hereunder without any obligation of Sublessor to give any notice if Sublessor has given Sublessee written notice under this Section 11(a) on two (2) occasions during the twelve (12) month interval preceding such failure by Sublessee, (b) fails to cure a default of a non-monetary obligation within ten (10) days after written notice has been received by Sublessee; or (c) shall be adjudged bankrupt or insolvent or shall make an assignment for the benefit of creditors, or if a receiver or trustee of Sublessee’s property shall be appointed and not discharged within sixty (60) days, such occurrence shall be an event of default and Sublessor shall have any and all rights and remedies set forth in Paragraph 12 hereof, in addition to all rights and remedies available to it at law and equity, including the rights of Landlord described in the Lease.

12. Sublessor Remedies Upon Sublessee Default.

(a) Sublessor shall have all rights and remedies of Landlord set forth in the Lease as against Sublessee, as if Sublessee were tenant under the Lease, and such rights as may be available at law or in equity. In addition to such rights and remedies, and notwithstanding any such rights and remedies which may be contrary to those of Landlord in the Lease, upon the occurrence of any such event of default by Sublessee as described in or referred to in Paragraph 11 hereof (“Sublessee Default”), Sublessor, after providing written notice to Sublessee of the nature of the default, shall have the option to pursue any one or more of the following remedies concurrently or consecutively and not alternatively:

(i) Sublessor may, at its election, terminate this Sublease or terminate Sublessee’s right to possession only, without terminating the Sublease.

(ii) Upon any termination of this Sublease, whether by lapse of time or otherwise, or upon any termination of Sublessee’s right to possession without termination of the Sublease, Sublessee shall surrender possession and vacate the Sublet Premises immediately, and deliver possession thereof to Sublessor, and Sublessee hereby grants to Sublessee full and free license to enter into and upon the Sublet Premises in such event and to repossess Sublessor of the Sublet Premises as of Sublessor’s former estate and to expel or remove Sublessee and any others who may be occupying or be within the Sublet Premises and to remove Sublessee’s signs and other evidence of tenancy and all other property of Sublessee therefrom without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom, Sublessee waiving any right to claim damages for such re-entry and expulsion, and without relinquishing Sublessor’s right to rent or any other right given to Sublessor under this Sublease or by operation of law.

(iii) Upon any termination of this Sublease, whether by lapse of time or otherwise, Sublessor shall be entitled to recover as damages, all Rent, including any amounts treated as Additional Rent under this Sublease, and other sums due and payable by Sublessee on the date of termination, plus Sublessor shall also be entitled to recover as liquidated damages and not as a penalty, an amount equal to the sum of: (a) an amount equal to the then present value of the rent reserved in this Sublease for the remainder of the stated Term of this Sublease including any amounts treated as Additional Rent under this Sublease and all other sums provided in this Sublease to be paid by Sublessee, less any rent received from a new sublessee, if any; (b) the value of the time and expense necessary to obtain a replacement tenant or tenants, and the estimated expenses relating to recovery of the Sublet Premises, preparation for reletting and for reletting itself; and (c) the cost of performing any other covenants which would have otherwise been performed by Sublessee.

(iv) Upon any termination of Sublessee’s right to possession only without termination of the Sublease:

(A) Neither such termination of Sublessee’s right to possession nor Sublessor’s taking and holding possession thereof as provided shall terminate the Sublease or release Sublessee, in whole or in part, from any obligation, including Sublessee’s obligation to pay the Rent, including any amounts treated as Additional Rent, under this Sublease for the full Term, plus any other sums provided in this Sublease to be paid by Sublessee for the remainder of the Term.

(B) Sublessor shall use reasonable efforts to relet the Sublet Premises or any part thereof for such rent and upon such terms as Sublessor, in its sole discretion, shall determine (including the right to relet the Sublet Premises for a greater or lesser term than that remaining under this Sublease, the right to relet the Sublet Premises as a part of a larger area, and the right to change the character or use made of the Sublet Premises). In connection with or in preparation for any reletting, Sublessor may, but shall not be required to, make repairs, alterations and additions in or to the Sublet Premises and redecorate the same to the extent Sublessor deems necessary or desirable, and Sublessee shall, upon demand, pay Sublessor’s expenses of reletting, including, without limitation, any commission incurred by Sublessor. If Sublessor decides to relet the Sublet Premises or a duty to relet is imposed upon Sublessor by law, Sublessor and Sublessee agree that nevertheless Sublessor shall at most be required to use only the same efforts Sublessor then uses to sublease premises in the Building generally and that in any case that Sublessor shall not be required to give any preference or priority to the showing or leasing of the Sublet Premises over any other space that Sublessor may be subleasing or have available and may place a suitable prospective tenant in any such other space regardless of when such other space becomes available. Sublessor shall not be required to observe any instruction given by Sublessee about any reletting or accept a replacement tenant offered by Sublessee unless such offered tenant has a creditworthiness acceptable to Sublessor and leases the entire Sublet Premises upon terms and conditions including a rate of rent (after giving effect to all expenditures by Sublessor for subtenant improvements, broker’s commissions and other subleasing costs) all no less favorable to Sublessor than as called for in this Sublease.

(C) Until such time as Sublessor shall elect to terminate the Sublease and shall thereupon be entitled to recover the amounts specified in such case herein, Sublessee shall pay to Sublessor upon demand the full amount of all Rent, including any amounts treated as Additional Rent under this Sublease and other sums reserved in this Sublease for the remaining Term, together with the costs of repairs, and Sublessor’s expenses of reletting and the collection of the rent accruing therefrom (including attorney’s fees and broker’s commissions), as the same shall then be due or become due from time to time, less only such consideration as Sublessor may have received from any reletting of the Sublet Premises; and Sublessee agrees that Sublessor may file suits from time to time to recover any sums falling due under this Paragraph 12 as they become due. Any proceeds of reletting by Sublessor in excess of the amount then owed by Sublessee to Sublessor from time to time shall be credited against Sublessee’s future obligations under this Sublease but shall not otherwise be refunded to Sublessee.

(b) If, on account of any breach or default by Sublessee in Sublessee’s obligations under the terms and conditions of this Sublease, it shall become necessary or appropriate for Sublessor to employ or consult with an attorney concerning or to enforce or defend any of Sublessor’s rights or remedies arising under this Sublease, Sublessee agrees to pay all Sublessor’s attorney’s fees so incurred. SUBLESSEE EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY.

(c) Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Sublease or any other remedies provided by law or in equity (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Sublease constitute a forfeiture or waiver of any Rent due to Sublessor under this Sublease or of any damages accruing to Sublessor by reason of the violation of any of the terms, provisions and covenants contained in this Sublease.

(d) No act or thing done by Sublessor or its agents during the Term shall be deemed a termination of this Sublease or an acceptance of the surrender of the Sublet Premises, and no agreement to terminate this Sublease or accept a surrender of said Sublet Premises shall be valid, unless in writing signed by Sublessor. No waiver by Sublessor of any violation or breach of any of the terms, provisions and covenants contained in this Sublease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained in this Sublease. Sublessor’s acceptance of the payment of Rent or other payments after the occurrence of a Sublessee Default shall not be construed as a waiver of such Sublessee Default, unless Sublessor so notifies Sublessee in writing. Forbearance by Sublessor in enforcing one or more of the remedies provided in this Sublease upon the occurrence of a Sublessee Default shall not be deemed or construed to constitute a waiver of such Sublessee Default or of Sublessor’s right to enforce any such remedies with respect to such Sublessee Default or any subsequent Sublessee Default.

(e) Any and all property which may be removed from the Sublet Premises by Sublessor pursuant to the authority of this Sublease, the Lease or of law or in equity, to which Sublessee is or may be entitled, may be handled, removed and/or stored, as the case may be, by or at the direction of Sublessor, but at the risk, cost and expense of Sublessee, and Sublessor shall in no event be responsible for the value, preservation or safekeeping thereof. Sublessee shall pay to Sublessor, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Sublessor’s possession or under Sublessor’s control. Any such property of Sublessee not retaken by Sublessee from storage within twenty (20) days after removal from the Sublet Premises shall, at Sublessor’s option, be deemed conveyed by Sublessee to Sublessor under this Sublease as by a bill of sale without further payment or credit by Sublessor to Sublessee.

13. Indemnification. Sublessee shall indemnify Sublessor and save Sublessor harmless from and against any and all claims, liability and expense for loss or damage suffered by Sublessor because of (i) the negligence, or willful misconduct of Sublessee, its agents, contractors or employees; (ii) any act or occurrence in the Sublet Premises unless caused by the negligence or willful misconduct of Sublessor, its agents, contractors or employees; and (iii) breach of this Sublease by Sublessee, its agents, contractors or employees including, but not limited to, losses caused to Sublessor under the Lease by Sublessee’s holdover under the Sublease. Sublessee’s obligations under this Paragraph 13 shall survive the termination of the Sublease.

Sublessor shall indemnify, defend (with counsel reasonably satisfactory to Sublessee), protect and hold Sublessee harmless from and against any and all claims, demands, actions, suits, proceedings, liabilities, obligations, losses, damages, judgments, costs, expenses (including, but not limited to, reasonable attorneys’, consultants’ and expert witness fees) arising out of (i) Sublessor’s breach of any representation or warranty contained in this Sublease. The foregoing obligations shall survive the expiration or earlier termination of this Sublease.

14. Notices. Any notice, approval, request, consent, bill, statement or other communication required or permitted to be given, rendered or made by either party hereto, shall be in writing and shall be sent to the parties hereto by a nationally recognized overnight courier with proof of delivery at the following addresses:

Sublessor:	SBC Services, Inc.
7159 San Pedro, Suite 202 San Antonio, Texas 78216 Attn: Lease Administrator

with a copy to:	SBC Communications, Inc.
175 E. Houston
San Antonio, Texas 78205
Attention: General Attorney - Real Estate

Sublessee:	Ascension Capital Group, Ltd.
2201 E. Lamar Blvd., Suite 200,
Arlington, TX 76006
Attn: Erich M. Ramsey

With a copy to:	Ascension Capital Group, Ltd.
2201 E. Lamar Blvd., Ste 200
Arlington, TX 76006
Attn: General Counsel

Either Sublessor or Sublessee may, by notice to the other, change the address(es) to which notices are to be sent. All notices shall be deemed effective upon receipt or upon refusal to accept delivery.

15. Consent. Sublessee acknowledges that where consent of Landlord is required under the Lease, Sublessor’s consent is also required, which consent shall not be unreasonably withheld, delayed, or conditioned. To the extent that any of the provisions of the Lease conflict with or are inconsistent with the provisions of this Sublease, whether or not such inconsistency is expressly noted herein, the provisions of the Lease shall in all instances prevail over the Sublease.

16. Access. Sublessor shall have the right to enter upon or obtain access to the Sublet Premises or any part thereof without charge at all reasonable times upon reasonable prior notice to inspect the Sublet Premises, or to otherwise exercise or perform any of the rights or obligations of Sublessor under the Lease or this Sublease. At any time during the Term of this Sublease, Sublessor may, at Sublessor’s option, enter into and upon the Sublet Premises if Sublessor determines in its sole discretion that Sublessee is not acting within a commercially reasonable time to maintain, repair or replace anything for which Sublessee is responsible under this Sublease, or the Lease, and correct the same after providing written notice, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Sublessee’s business resulting therefrom. If Sublessee shall have vacated the entire Sublet Premises, has not paid Rent and is in default beyond any applicable cure period, Sublessor may at Sublessor’s option reenter the Sublet Premises at any time during the last six (6) months of the then current Term of this Sublease and make any and all such changes, alterations, revisions, additions and tenant and other improvements in or about the Sublet Premises as Sublessor shall elect, all without any abatement of any of the Rent otherwise to be paid by Sublessee under this Sublease.

17. Severability. If any term or provision of this Sublease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Sublease or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby; and each term and provision of this Sublease shall be valid and be enforceable to the fullest extent permitted by law.

18. Brokers. Each party represents to the other that, other than CB Richard Ellis, Inc., as Sublessor’s broker (“Sublessor’s Broker”) and NAI Stoneleigh Huff Brous McDowell, LP, as Sublessee’s broker (“Sublessee’s Broker”), no broker participated in the negotiations leading to Sublessee’s rental of the Sublet Premises from Sublessor. Sublessor agrees to pay a commission to Sublessor’s Broker and to Sublessee’s Broker pursuant to separate agreements between Sublessor and Sublessor’s Broker and between Sublessor and Sublessee’s Broker, respectively. Except as specified above, each party agrees to indemnify and hold the other party harmless from and against any claim or demand of any broker or agent who claims that he/she participated with that party in this transaction.

19. Parking. Sublessor acknowledges and agrees that Sublessee shall be entitled to 101 parking spaces, of which 40 will be covered of the total Parking allocated to Sublessor as defined in the Lease under Section 40(c) and identified on Exhibit “G”, available to “Tenant” under the Lease at no cost.

If, from time to time during the Term, the foregoing allocation of parking spaces to Sublessee shall be less than the Aggregate Employees (as defined below) of Sublessee, then Sublessee shall have the right, from time to time, to notify Sublessor in writing of such parking deficiency (“Parking Notice”), setting forth in such Parking Notice the Aggregate Employees of Sublessee and the total number of parking spaces needed by Sublessee, which shall in no event be greater than the Aggregate Employees of Sublessee. Thereafter, Sublessor shall have thirty (30) days after its receipt of such Parking Notice and a statement signed by the Vice President for Human Resources of Sublessee verifying, to the satisfaction of Sublessor, the Aggregate Employees of Sublessee to attempt to accommodate Sublessee’s parking needs. If Sublessor can not provide an additional allocation of parking spaces to be made to Sublessee for the remainder of the Term sufficient for each of Sublessee’s Aggregate Employees to have one (1) parking space, then at any time after the thirty sixth (36th) month of the Term, Sublessee may terminate the Sublease by paying to Sublessor One Hundred and Forty Eight Thousand Dollars ($148,000), an amount approximately equal to six months base rent (the “Parking Termination Option”). Notwithstanding anything in this lease to the contrary, Sublessor may also retain one half of the Sublessee’s Security Deposit (the “Retained Security Deposit”) until such time as the Sublessee’s Proportionate Share for the year in which such termination occurs can be determined. Any deficiencies in Sublessee’s Proportionate Share which were not paid by Sublessee during the year of termination may be deducted from the Retained Security Deposit and the remainder will be returned to the Sublessee. For purposes of this paragraph, Aggregate Employees shall mean only eighty five (85) percent of full time employees of Sublessor, who are required to perform their job function solely at the Sublet Premises.

If and to the extent that the Sublease between HOTELS.COM, L.P. and Sublessor shall terminate prior to the end of its stated term (for any reason or no reason), and provided Sublessee is not in default beyond any applicable cure period under the Sublease, then Sublessor hereby agree to allocate to Sublessee an additional one hundred (100) parking spaces located on the Property, at no additional cost to Sublessee. In the event such spaces are allocated to Sublessee, the Parking Termination Option shall be void and Sublessee shall have no further rights to exercise such option.

20. Holdover. Notwithstanding anything stated in the Lease to the contrary, if Sublessee remains in possession of the Sublet Premises following the expiration of the term of this Sublease, Sublessee’s tenancy shall be deemed a tenancy at sufferance, subject to all of the terms, conditions, provisions and obligations of this Sublease and the Lease, except that during such period of holdover, the annual Base Rent shall be the greater of: (a) one hundred fifty percent (150%) of the amount of holdover rent assessed against Sublessor by Landlord arising out of Sublessee’s holdover, which Sublessee hereby acknowledges may include, without limitation, holdover rent assessed against Sublessor for both the Sublet Premises and any other portion of the Premises if, pursuant to the terms and conditions of the Lease, Sublessor is deemed in holdover thereunder due to the holdover of Sublessee in the Sublet Premises; and (b) two hundred percent (200%) of the annual Rent for the Sublet Premises then in effect at the expiration of the Term of this Sublease. Nothing contained in this Paragraph 20 shall affect or limit any of Sublessor’s rights or remedies under any provision of this Sublease, with Sublessee being liable for any damages incurred by Sublessor as a result of such holdover, including, without limitation, special and consequential damages.

21. Environmental. During the Term of this Sublease, Sublessee shall not use, generate, manufacture, process, treat, store, release, or incorporate “Hazardous Materials” (as defined herein) into the Sublet Premises, the Premises, the Building, or into, on or under the Property or the land surrounding the Property, without prior written disclosure to and approval by Sublessor and Landlord. Sublessee shall also, at its own cost, comply with all “Environmental Laws” (as defined herein) applicable to Sublessee and/or to the Sublet Premises. For the purposes hereof “Environmental Laws” shall mean any applicable federal, state, county, regional or local statutes, laws, regulations, rules, ordinances, codes, standards, orders, licenses and permits of any governmental authorities relating to environmental, health or safety matters (including, without limitation, “Hazardous Materials,” as defined herein). For the purposes hereof, “Hazardous Materials” shall mean any chemical, material or substance, exposure to which is prohibited, limited or regulated by any federal, state, county, regional or local authority or which even if not so prohibited, limited or regulated, poses a hazard to the health and safety of the occupants of the Building or the occupants of the area near the Building. During the Term of this Sublease, Sublessee shall promptly provide Sublessor with copies of all summons, citations, directives, information inquiries or requests, notices of potential responsibility, notices of violation or deficiency, orders of decrees, claims, complaints, investigations, judgments, letters, notices of environmental liens or response actions in progress, and other communications, written or oral, actual or threatened, from any federal, state, or local agency or authority, or any other entity or individual, concerning (a) any release of a Hazardous Material; (b) the imposition of any lien on the Sublet Premises, the Premises, the Building, or the Property; or (c) any alleged violation of or responsibility under Environmental Laws.

22. Surrender of the Premises. Sublessee, on the Expiration Date, shall peaceably surrender the Sublet Premises, in broom-clean condition and otherwise in as good condition as when Sublessee took possession, and in the condition required by the Lease, except for: (i) reasonable wear and tear, (ii) loss by fire or other casualty, and (iii) loss by condemnation. Sublessee shall remove all of its property from the Sublet Premises on or before the Expiration Date and pay the reasonable cost of repairing all damage to the Sublet Premises or the Building caused by such removal.

23. Terms. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

24. Entire Agreement. This Sublease, the Exhibits attached hereto, and the Lease, which has been incorporated herein by reference, contain the entire agreement between the parties concerning the Sublet Premises and shall supersede any other agreements between the parties concerning this matter, whether oral or written. This Sublease shall not be modified, cancelled or amended except by written agreement, signed by both parties. The submission of this Sublease or some or all of its provisions for examination does not constitute an option or an offer to enter into this Sublease, it being understood and agreed that neither Sublessor nor Sublessee shall be legally bound hereunder unless and until this Sublease has been executed and delivered by both Sublessor and Sublessee, and then subject to the conditions hereof.

25. Counterparts. This Sublease may be executed in several counterparts, all of which shall constitute one and the same instrument. For the purposes of execution of this Sublease, a facsimile copy of a signed counterpart shall be deemed an original.

26. Binding Effect. This Sublease shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

27. Governing Law. This Sublease shall be governed by and construed in accordance with the internal laws of State within which the Sublet Premises is located, except for the portion of such laws having to do with conflicts of laws.

28. Authority of Sublessee. Sublessee represents and warrants to Sublessor that (a) it is a valid and existing limited partnership licensed to do business in the State or Commonwealth in which the Sublet Premises is located and (b) it has the power and authority to execute and deliver this Sublease and perform its obligations hereunder.

29. Waivers. No waiver by any party of a breach of any provision of this Sublease, and no failure by any party to exercise any right or remedy relating to a breach of any provision of this Sublease, shall (a) constitute a waiver or relinquishment for the future of such provision, (b) constitute a waiver of or consent to any subsequent breach of such provision, or (c) bar any right or remedy of such party relating to any such subsequent breach. The exercise by any party of any right or election under this Sublease shall not preclude such party from exercising any other right or election that it may have under this Sublease.

30. Time of the Essence. Time is of the essence with each provision of this Sublease.

31. Representations and Warranties of Sublessor. Sublessor represents and warrants, to the Sublessee, as follows:

(a) Sublessor is the “Tenant” under the Lease;

(b) The Lease is in full force and effect and has not been modified, altered or amended except as herein identified, and the copy of the Lease attached hereto is a true, correct and complete copy of the Lease;

(c) Sublessor has not received any written notice of default under the Lease or notice of termination of the Lease from Landlord, nor has Sublessor received any written notice of violation or condemnation from any federal, state, municipal or local governmental authority relating to the Sublet Premises or Building; and

(d) Sublessor has not received a notice of default from Landlord that remains uncured, and to the knowledge of Sublessor, without investigation, there exists under the Lease no default by either Landlord or Sublessor.

32. Sublessee’s Conditions to Closing. Sublessee’s obligations under this Sublease shall be expressly conditioned upon the delivery of the Landlord Consent to Sublessee by Sublessor.

(Remainder of page intentionally left blank; signature page to follow)

IN WITNESS WHEREOF, the parties have hereto executed this Sublease on the date first above written.

Witnesses:	SUBLESSOR:

SOUTHWESTERN BELL TELEPHONE, L.P.

By:
	Its:	Director-Real Estate Transactions

SUBLESSEE:

ASCENSION CAPITAL GROUP, LTD.
By and through its general partner Ascension Capital Management, L.L.C.

By:
	Its:	CEO

EXHIBIT A

LEASE AGREEMENT

STATE OF TEXAS	§
COUNTY OF TARRANT	§

THIS LEASE AGREEMENT, made and entered into by and between the Landlord and Tenant hereinafter named on this 26 day of September, 2000.

WITNESSETH:

1. DEFINITIONS AND BASIC PROVISIONS. The following definitions and basic provisions shall be used in conjunction with and limited by the reference thereto in the provisions of this Lease:

(a)	“Landlord”:	THE ARBORS OF BROOKHOLLOW OPERATING PARTNERSHIP, LTD., a Texas limited partnership c/o Stream Realty Partners, L.P. 9100 North Central Expressway, Suite 100 Dallas, Texas 75231

(b)	“Tenant”:	SOUTHWESTERN BELL TELEPHONE COMPANY 1010 N. St. Mary’s, Room 515 San Antonio, Texas 78205

(c) “Project”: Those certain buildings, parking areas, structures, common areas, and related improvements which are located on the real property at 2201 East Lamar Boulevard, Arlington, Texas 76006, and described on Exhibit A attached hereto and made a part hereof. The total rentable area of the Project is 114,421 square feet.

(d) “Premises”: That portion of the Project which is cross-hatched, or outlined in red, on Exhibit A-l attached hereto and made a part hereof. The Premises consists of approximately 85,893 square feet of rentable area (as determined in accordance with BOMA ANSI Z65.1 1996 standards) and verified by the final space plan.

(e) “Lease Term”: A primary period of one hundred twenty (120) months commencing on the later to occur of (i) January 1, 2001 or (ii) 90 days after this Lease if fully executed by Landlord and Tenant (the “Commencement Date”) and ending on the date which is the last day of one hundred twentieth (120th) full calendar month following the Commencement Date, subject to the renewal options provided in Section 40(a) below (the Primary Term and “Renewal Term” as defined in Section 40(a), if applicable, may be collectively referred to herein as the “Lease Term”).

(f) “Common Areas”: All building lobbies, corridors, elevators, restrooms, landscaped areas, parking areas, service roads, loading facilities, sidewalks and other improvements and facilities in the Project, if any, which are shown on Exhibit A attached hereto and made a part hereof for all purposes or are designated by Landlord from time to time for the common use and enjoyment of Tenant and all tenants in the Project.

(g) “Environmental Law”: Any federal, state, or local law, statute, ordinance, or regulation pertaining to health, industrial hygiene, or the environmental conditions on, under, or about the Project, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (“CERCLA”) as amended, 42 U.S.C. § 9601 et seq. (“RCRA”), the Texas Water Code (“TWC”), the Texas Solid Waste Disposal Act, Texas Health & Safety Code (“THSC”) § 361.001 et sec. and regulations, rules, guidelines, or standards promulgated pursuant to such laws, as such statutes, regulations, rules, guidelines, and standards are amended from time to time.

(h) “Hazardous Substance”: Hazardous Substance is any substance, product, waste, or other material which is or becomes listed, regulated, or addressed as being a toxic, hazardous, polluting, or similarly harmful substance under any Environmental Law, including without limitation: (i) any substance included within the definition of “hazardous waste” pursuant to Section 1004 of RCRA; (ii) any substance included within the definition of “hazardous substance” pursuant to Section 101 of CERCLA; (iii) any substance included within (1) the definition of “regulated substance” pursuant to Section 26.342(9) of TWC or (2) the definition of “hazardous substance” pursuant to Section 361.003(13) of THSC; (iv) asbestos; (v) polychlorinated biphenyls; (vi) petroleum products; and (vii) underground storage tanks, whether empty, filled or partially filled with any substance.

(i) “Basic Rent”: $161,765.15 per month for months one (1) through sixty (60) and $168,922.90 per month for months sixty-one (61) through the end of the Lease Term (which Basic Rent could be adjusted as is otherwise provided in this Section 1 or Section 40(a) below).

(j) “Base Year”: The year 2000.

(k) “Monthly Rent”: The sum of the Basic Rent, Tenant’s Prorata Share of Electrical Costs and Tenant’s Prorata Share of Excess Operating Expenses.

(l) “Rent”: The sum of all Monthly Rent and other amounts which Tenant is obligated to pay to Landlord over the Lease Term.

(m) “Permitted Use”: General Office and Customer Service Center.

(n) “Tenant’s Prorata Share”: 85,893 square feet + 114,421 square feet = 75.0675%.

(o) “Delivery Date”: The date that this Lease is fully executed by Landlord and Tenant.

As is reflected on Page 1, the exact amount of rentable area that will constitute the Premises has not been determined. The “Basic Rent”, “Tenant’s Prorata Share” and “Premises” reflected in this Lease are estimates, which will, therefore, be adjusted and finalized prior to Tenant’s occupancy. At that time, the parties will execute an Addendum to this Lease reflecting the precise square footage contained within the Premises and shall, to the extent necessary, adjust the “Basic Rent” and “Tenant’s Prorata Share” to reflect the exact rentable area of the Premises and the Building. The parties acknowledge that the Basic Rent for months one (1) through sixty (60) shall be based on $22.60 per square foot of rentable area per annum and months sixty-one (61) through the end of the Lease Term shall be based on $23.60 per square foot of rentable area per annum.

2. LEASE GRANT. Landlord, in consideration of the Rent to be paid and the other covenants and agreements to be performed by Tenant and upon the terms and conditions hereinafter stated, does hereby lease, demise and let unto Tenant the Premises commencing on the Commencement Date as defined in Section 1(e) hereof, or as adjusted as hereinafter provided) and ending on the last day of the Lease Term, unless sooner terminated or extended, as hereinafter provided. Landlord agrees to deliver the Premises in its “as is” condition to Tenant on the Delivery Date, fully vacated and in “broom clean” condition to allow Tenant to commence the construction of the Tenant Improvements in accordance with the Work Letter set forth in Exhibit B attached hereto. For every day following the Delivery Date that Landlord has failed to deliver the Premises to Tenant in fully vacated and “broom clean” condition, the date provided for in Section 1(e) shall be extended one (1) day. Landlord agrees that Tenant may occupy the Premises prior to the Commencement Date for the purpose of constructing the Tenant Improvements pursuant to the Work Letter without payment of Rent but otherwise in accordance with the terms and conditions of this Lease. By commencing construction of the Tenant Improvements, Tenant shall be deemed to have accepted the same as suitable for the purposes herein intended and to have acknowledged that the same comply fully with Landlord’s covenants and obligations except as stated in writing by Tenant. Tenant’s acceptance of the Premises shall not in any way relieve Landlord of its responsibilities as set forth in Section 40 hereof. After the Commencement Date of this Lease, Tenant shall, within ten (10) days after request from Landlord, execute and deliver to Landlord a letter of acceptance of delivery of the Premises, which letter shall also state the Commencement Date, the Expiration Date, the size of the Premises, the Basic Rent and Tenant’s Prorata Share.

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3. RENT. In consideration of this Lease, Tenant promises and agrees to pay Landlord the Monthly Rent, without deduction or set off, except as otherwise expressly provided for herein, for each month of the entire Lease Term. One such monthly installment shall be payable by Tenant to Landlord contemporaneously with the execution hereof, and a like monthly installment shall be due and payable without demand on or before the first day of each succeeding calendar month during the term hereof. Monthly Rent for any fractional month at the beginning or end of the Lease Term shall be prorated.

4. OPERATING EXPENSES AND ELECTRICAL COSTS.

(a) Tenant agrees to pay, as a part of Rent, Tenant’s Prorata Share of the excess from time to time of all Operating Expenses (hereinafter defined) incurred during a calendar year over the Operating Expenses for the Base Year (the “Excess”). Landlord may collect such amount in a lump sum, to be due within thirty (30) days after Landlord furnishes to Tenant the Reconciliation Statement (hereinafter defined). Alternatively, Landlord may make a good faith estimate of the Excess (the “Estimated Excess”) to be due by Tenant for any calendar year or part thereof during the Term, and, unless Landlord delivers to Tenant a revision of the Estimated Excess as provided in Section 41(e) below, Tenant shall pay to Landlord, on the Commencement Date and on the first day of each calendar month thereafter, an amount equal to the Estimated Excess for such calendar year or part thereof divided by the number of months in such calendar year during the Lease Term. Any amounts paid based on such an estimate shall be subject to adjustment pursuant to Section 4(d) when actual Operating Expenses are available for each calendar year.

(b) In the event the present method of taxation shall be changed so that in lieu of the whole or any part of any taxes, assessments or governmental charges levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax assessment, levy or charge measured by or based, in whole or in part, upon such rents for the present or any future building and real property described on Exhibit A, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term “Taxes” for the purposes hereof. Landlord shall have the exclusive right to dispute and contest any Taxes by appropriate proceedings. Tenant shall receive a credit in the amount of Tenant’s Prorata Share of any net tax refunds (meaning after Landlord has recouped its reasonable expenses of disputing and contesting such Taxes) received by Landlord.

(c) For purposes of this Lease, the term “Operating Expenses” means (i) all taxes, assessments, including all assessments made pursuant to restrictions and covenants applicable to the Project, and governmental charges of any kind and nature whatsoever (hereinafter collectively referred to as “Taxes”) lawfully levied or assessed against the Project and real property described on Exhibit A, (ii) all insurance obtained by Landlord pursuant to the terms of this Lease, (iii) management fees not to exceed 4% of Gross Receipts exclusive of tenant reimbursements, security deposits and interest thereon, for the relevant calendar year and (iv) all reasonable, actual expenses of operating, maintaining and repairing the Project including the Common Areas in accordance with the terms of this Lease. The term “Operating Expenses” shall not include (i) costs of a capital nature, including, but not limited to, capital improvements, capital repairs, capital equipment, and capital tools, all as determined in accordance with generally accepted accounting principles and sound management practices consistently applied, except for capital costs incurred by reason of governmental requirement enacted after the date of this Lease, or to reduce Operating Expenses, provided, however, that capital expenditures incurred to reduce Operating Expenses shall be amortized on a straight-line basis over their anticipated useful life in accordance with generally accepted accounting principles and further provided that such amortized amount shall be included in Operating Expenses only to the extent of the saving actually realized in the applicable calendar year as a result of such capital expenditure; (ii) advertising and promotional costs including tenant relation programs and events; (iii) Landlord’s gross receipts taxes (other than those applicable to rental receipts from the Project in lieu of or in addition to property taxes), personal and corporate income taxes, inheritance and estate taxes, other business taxes and assessments, franchise, gift and transfer taxes, and all other real estate taxes relating to a period outside the term of the Lease; (iv) brokerage fees and commissions incurred in connection with leasing or selling the Project or (v) payments of principal or interest on “Landlord’s Building Debt” or any underlying or ground lease payments (herein so called); (vi) depreciation and amortization except as provided above; (vii) expenses incurred by Landlord to prepare, renovate, repaint, redecorate or perform any other work in any space leased to an existing tenant or prospective tenant of the Building; (viii) expenses incurred by Landlord for repairs or other work occasioned by fire, windstorm or other insurable casualty or condemnation except for the deductibles up to $25,000.00; (ix) expenses incurred by Landlord to resolve disputes, enforce or negotiate lease terms with prospective or existing tenants or in connection with any financing, sale or syndication of the Project; (x) cost of repairs necessitated by Landlord’s gross negligence or willful misconduct; (xi) cost of correcting any latent defects or original design defects in the Project construction, materials or equipment; (xii) expenses for any item or service which Tenant pays directly to a third party or separately reimburses Landlord and expenses incurred by Landlord to the extent the same are reimbursable or reimbursed from any other tenants, occupants of the property or third parties; (xiii) expenses for any item or service not provided to Tenant, but provided exclusively to certain other tenants within the Project; (xiv) salaries of employees not involved in the operation of the Project; (xv) the portion of the employee expenses which reflects that portion of such employee’s time which is not spent directly in the operation of the Project; (xvi) Landlord’s general corporate overhead and administrative expenses except those spent directly and solely in the operation of allocable to the Project; (xvii) expenses incurred by Landlord in order to comply with its obligations set forth in Section 40(c) and (d)(2) hereof; (xviii) reserves; (xix) fees paid to affiliates of Landlord to the extent that such fees exceed the customary amount charged for the services provided, (xx) the operating expenses incurred by Landlord relative to retail stores, hotels and any specialty service within the Project, (xxi) costs of sculptures, paintings, and other objects of art; (xxii) costs associated with the removal of Hazardous substances and all other substances considered to be detrimental to the environment or the health of occupants of the Project as such condition exists prior to the date of this Lease; (xxiii) other items not customarily included as operating expenses for similar multi-tenant, office buildings in the Arlington, Texas market; (xxiv) any fines, penalties, costs or interest resulting from the negligence or willful misconduct of the Landlord or its agents, contractors or employees or arising from Landlord’s violation of any federal, state or local law or regulation and (xxv) the cost of items covered under warranty, however, the cost of the labor incurred by Landlord for the repair or replacement of such item which cost is not paid for or reimbursed pursuant to said warranty shall be considered an Operating Expense.

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(d) Within one hundred twenty (120) days after the end of the Base Year, or as soon as reasonably possible thereafter, but not later than one hundred eighty (180) days after the end of the Base Year, Landlord shall provide Tenant a detailed statement showing the Operating Expenses actually incurred by Landlord for the Base Year, prepared in accordance with generally accepted accounting principals consistently applied. In addition, within one hundred twenty (120) days after the end of each calendar year during the Lease Term, or as soon as reasonably possible thereafter, but not later than one hundred eighty (180) days after the end of each calendar year during the Lease Term, Landlord shall provide Tenant a detailed statement showing the Operating Expenses actually incurred by Landlord for such calendar year, prepared in accordance with generally accepted accounting principles consistently applied, and a statement prepared by Landlord comparing the Estimated Excess (if any) paid by Tenant during such calendar year to Tenant’s Prorata Share of the Excess, which statements (collectively, “Reconciliation Statement”) shall include any receipted tax bills, if available, for such calendar year and such supporting documentation as to Operating Expenses as Tenant shall reasonably require. If the Estimated Excess paid by Tenant exceeds Tenant’s Proportionate Share of the Excess for such calendar year, Landlord shall pay Tenant an amount equal to such excess at Landlord’s option, by either giving a credit against Monthly Rent next due, if any, or by direct payment to Tenant within thirty (30) days after the date of such statement. If the Estimated Excess paid by Tenant is less than Tenant’s Pro Rata Share of the Excess for such calendar year, Tenant shall pay to Landlord, within thirty (30) days after receipt of the statement, an amount equal to such difference. Tenant, at its expense, shall have the right, within twenty four (24) months after receiving Landlord’s statement of Operating Expenses for a particular calendar year, to audit Landlord’s books and records, respectively, relating to Operating Expenses for such calendar year, failing which Tenant waives any rights to audit and accepts the calculations set forth by Landlord.

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Notwithstanding the foregoing, Tenant shall not have the option to review or audit Landlord’s records for periods of time preceding the Commencement Date.

If an audit determines that Tenant has made an underpayment, Tenant shall pay to Landlord the amount of the underpayment within thirty (30) days following such determination. If an audit determines that Tenant has made an overpayment, Landlord shall reimburse Tenant for the amount of the overpayment within thirty (30) days following such determination.

Any audit conducted at the request of Tenant, shall take place within the office of the Landlord and be conducted on a non-contingent fee basis by a certified professional accountant with one of the “big six” accounting firms selected by Tenant. The determination of said audit shall be final and binding upon both Landlord and Tenant. Tenant shall be responsible for the cost of the audit unless such audit determines that Tenant has made an overpayment of Operating Expenses by 5% or more, in which case, Landlord shall pay the reasonable cost of such audit.

(e) In the event Landlord’s reasonable estimate of Operating Expenses which will be incurred for any calendar year is revised, which revision shall not occur more than two (2) times per calendar year, then Landlord shall be permitted, upon thirty (30) days prior written notice to Tenant, to reasonably change the amount of Estimated Excess payable by Tenant each month, it being the intent of both Landlord and Tenant to attempt to cause the amount of Estimated Excess payable each month to be approximately one-twelfth of Tenant’s Prorata Share of the Excess.

(f) If the Building is not at least 95% occupied during any calendar year of the Lease Term (including the Base Year), Operating Expenses shall be “grossed up” by increasing in the variable components of Operating Expenses to the amount which Landlord projects would have been incurred had the Building been 95% occupied during such year, such amount to be annualized for any partial year.

(g) Notwithstanding anything to the contrary set forth in this Lease, Tenant’s obligation to pay the Controllable Operating Expenses (hereinafter defined) component of Tenant’s Prorata Share of the Excess for any given calendar year shall be limited to an increase not to exceed 5% per year on a cumulative and compounded basis. For purposes hereof, the term “Controllable Operating Expenses” means all Operating Expenses except utility costs, Taxes and insurance premiums.

(h) Tenant further agrees to pay, as part of Rent, an amount equal to the product of (i) the cost of all electricity used by the Building (“Electrical Costs”), multiplied by (ii) Tenant’s Prorata Share (collectively, “Tenant’s Prorata Share of Electrical Costs”). Such amount shall be payable in monthly installments on the Commencement Date and on the first day of each calendar month thereafter. Each installment shall be based on Landlord’s estimate of the amount due for each month. Once during a calendar year, Landlord may estimate the Electrical Costs to be due by Tenant for that calendar year and deliver a copy of the estimate to Tenant. Thereafter, the monthly installments of Electrical Costs payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of Tenant’s Prorata Share of Electrical Costs as estimated by Landlord.

(i) The rights and obligations of Tenant and Landlord under this Section 4 shall survive the expiration or earlier termination of the Lease, provided that Operating Expense and Electrical Cost payments may be prorated to reflect any partial final year of the Lease.

5. LEASEHOLD IMPROVEMENTS. Tenant agrees to construct on the Premises those improvements which are generally described on the Work Letter attached hereto as Exhibit B and made a part hereof. The cost of such construction shall be allocated between Landlord and Tenant in the manner set forth on Exhibit B. Promptly after the execution hereof Landlord and Tenant will cooperate with one another to prepare final plans and specifications for the construction of such improvements and Landlord agrees not to unreasonably withhold, condition or delay Landlord’s approval of Tenant’s plans and specifications. Landlord shall, within five (5) business days of its receipt of Tenant’s plans and specifications, notify Tenant in writing of its approval, or a detailed reason for its disapproval. If Landlord fails to deliver said notice within five (5) business days, then Tenant’s plans and specifications shall be deemed approved. Such final plans and specifications, when approved in writing by Landlord and Tenant, shall be attached to this Lease as Exhibit B-l and shall become a part hereof. Landlord agrees to cooperate with Tenant in order to allow Tenant to construct such improvement as expediently as possible.

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6. UTILITIES. Landlord, at Landlord’s sole cost, agrees to provide Building standard water, electricity, and telephone service connections to the Premises; but Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler charges and other utilities and services used exclusively on or from the Premises (together with Tenant’s Prorata Share for such charges associated with the Common Areas), together with any taxes, penalties, surcharges or the like pertaining thereto and any maintenance charges for utilities, except with regard to charges associated with the connections of said utilities to the Premises, and Landlord shall furnish all electric light bulbs and tubes. Landlord shall provide all Building standard utility services during normal business hours which, for purposes of this Lease, means 7:00 a.m. to 7:00 p.m. on Monday through Friday and 8:00 a.m. to 1:00 p.m. on Saturday. If Tenant desires any of the services specified in this Section 6 at any time other than normal business hours, said services shall be supplied to Tenant upon the written request of Tenant delivered to Landlord before 3:00 p.m. on the business day preceding such extra usage, and Tenant shall pay to Landlord the cost of such services (prorated among other tenants’ requests for the same zone of the Building) within ten (10) days after Landlord has delivered to Tenant an invoice therefor. At Landlord’s option, Landlord may cause the Premises to be separately metered for utilities, in which event Tenant shall be responsible for paying directly to the appropriate utility provider all charges for services consumed on the Premises. Landlord shall in no event be liable for any interruption or failure of utility services on the Premises unless such interruption is caused solely by Landlord’s failure to provide the required service connections or an uncured default by Landlord of its construction, maintenance or repair obligations hereunder, or if such interruption or failure is caused by the willful misconduct or gross negligence of Landlord, its agents, employees, contractors or invitees.

7. USE.

(a) Tenant shall use the Premises only for the Permitted Use. Tenant will not occupy or use the Premises, or permit any portion of the Premises to be occupied or used, for any business or purpose other than the Permitted Use or for any use or purpose which is unlawful in part or in whole or deemed to be disreputable in any manner or extra hazardous on account of fire, nor permit anything to be done which will in any way increase the rate of fire insurance on the Project or contents; and in event that, by reason of acts of Tenant, there shall be any increase in rate of insurance on the Project or contents created by Tenant’s acts or conduct of business then Tenant shall be deemed to be an Event of Default hereunder and Tenant hereby agrees to pay to Landlord the amount of such increase within thirty (30) days of demand unless Tenant can cause, at its sole cost, the insurance increase to be fully eliminated, and acceptance of such payment shall not constitute a waiver of any of Landlord’s other rights provided herein. Landlord hereby agrees and acknowledges that based on what Landlord knows of Tenant’s intended use of the Premises, the Permitted Use shall not increase Landlord’s fire insurance rates. Tenant will conduct its business and control its agents, employees and invitees in such a manner as not to create any nuisance, nor interfere with, annoy or disturb other tenants or Landlord in management of the Project. Tenant will maintain the Premises in a clean and safe condition and will comply with all laws, ordinances, order, rules and regulations (state, federal, municipal and other agencies or bodies having any jurisdiction thereof) with reference to its specific manner of use of the premises. Tenant will not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, paint, install lighting or decoration, or install any signs, window or door lettering or advertising media of any type on or about the exterior of the Premises or any part thereof. Should Landlord agree in writing to any of the foregoing items in the preceding sentence, Tenant will maintain such permitted item in good condition and repair at all times. Outside storage, including but not limited to trucks or other vehicles or equipment shelter, is prohibited without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

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(b) Tenant shall not permit its employees or invitees to transport or store any Hazardous Substance, except for standard office supplies and cleaning products, to, on or from the Project and/or Premises except in strict compliance with Environmental Law and shall promptly report to Landlord any spill or other discharge of any Hazardous Substance caused by Tenant, its employees or invitees which occurs (i) on the Premises or (ii) in the Project. Tenant shall, promptly, following the occurrence of any such spill or discharge caused by Tenant, its employees or invitees, commence all such containment and remediation activities as may be necessary to comply with Environmental Law. Tenant shall continue such remediation activities until the Premises have been restored to the condition in which they existed on the Commencement Date.

8. REPAIRS AND MAINTENANCE.

8.1 By Tenant.

Tenant shall at its own cost and expense keep and maintain all nonstructural components of the Premises in good condition, promptly making all reasonably necessary repairs and replacements, ordinary and extraordinary, including but not limited to, windows, glass and plate glass door, and any special office entry, interior walls and finish work, floor covering, above Building standard heating and air conditioning systems, if applicable, plumbing work which serves only the Premises and fixtures, pest extermination, lighting, and the whole of the Premises in a clean and sanitary condition.

8.2 By Landlord.

Landlord shall, with respect to the Project, and as a part of Operating Expenses, maintain all structural components of the Premises and Project, including the roof, foundation, underground or otherwise concealed plumbing, the structural soundness of the exterior walls and interior columns (excluding all windows, window glass, plate glass, and all doors) of the Premises, and the Common Areas owned by Landlord including all landscaped areas and parking areas, in good repair and condition, except for reasonable wear and tear. Landlord shall be responsible for termite eradication. Tenant shall give prompt written notice to Landlord of the need for repairs or corrections and Landlord shall proceed with reasonable diligence to make such repairs or corrections. Landlord’s liability hereunder shall be limited to the reasonable and necessary cost of such repairs or corrections. In making any such repairs or corrections, Landlord shall use all commercially reasonable efforts to protect Tenant’s property and personnel from loss and injury and to avoid interfering with the conduct of Tenant’s business. Landlord shall have no obligations to repair or maintain the Project or any part thereof, except as expressly set forth in this Lease.

9. ALTERATIONS AND IMPROVEMENTS.

(a) At the end or other termination of this Lease, Tenant shall deliver up the Premises with all improvements located thereon (except as otherwise herein provided) in good repair and condition, reasonable wear and tear excepted, and shall deliver to Landlord all keys to the Premises. The cost and expense of any repairs necessary to restore the condition of the Premises to said condition in which they are to be delivered, reasonable wear and tear excepted, to Landlord shall be borne by Tenant. Tenant will not make or allow to be made any alterations, physical additions or improvements in excess of an aggregate amount of twenty five thousand and 00/100 dollars ($25,000.00) in any twelve (12) month period in or to the interior of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld as to non-structural alterations or improvements. All alterations, additions or improvements made in or upon the Premises, either by Landlord or Tenant, shall be Landlord’s property on termination of this Lease and shall remain on the Premises without compensation to Tenant. All furniture, movable trade fixtures and personal property of Tenant may be removed by Tenant at the termination of this Lease if Tenant so elects, and shall be so removed if required by Landlord, or if not so removed shall, at the option of Landlord, become the property of Landlord. All such installations, removals and restoration shall be accomplished in a good workmanlike manner so as not to damage the Premises or the primary structure or structural qualities of any building improvements or the plumbing, electrical lines or other utilities.

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(b) Tenant shall indemnify and hold harmless Landlord from and against all costs (including attorneys’ fees and costs of suit), losses, damages, claims, demands, liabilities, or causes of action arising out of or relating to any alterations, additions or improvements made by Tenant to the Premises, including but not limited to any mechanics’ or materialmen’s liens asserted in connection therewith. The indemnity obligations of Tenant set forth herein shall survive the expiration or earlier termination of this Lease, provided, however, in the event Landlord has not commenced litigation against Tenant regarding the indemnity obligations of Tenant set forth herein within two (2) years after the expiration or earlier termination of this Lease, this indemnity shall survive such expiration or earlier termination of this Lease for a period of two (2) years.

10. ASSIGNMENT AND SUBLETTING.

(a) Tenant shall not grant any license or other concession, or otherwise permit any person other than Tenant, its officers and employees (and, only on a periodic and temporary basis, its clients or consultants), to occupy any part of the Premises, except as hereinafter provided. If Tenant should desire to assign this Lease or sublet the Premises or any part thereof, Landlord shall not unreasonably withhold its consent so long as the proposed assignee or sublessee is (i) reasonably creditworthy, and (ii) agrees in writing that it will comply with the use provisions and obligations contained herein, and Tenant shall give Landlord written notice of such desire at least twenty (20) days in advance of the date on which Tenant desires to make such assignment or sublease. Landlord shall then have a period of ten (10) days following receipt of such notice within which to notify Tenant in writing that Landlord elects either (i) to permit Tenant to assign this Lease or sublet such space, subject, however, to prior written approval by Landlord of the proposed assignee or sublessee, (ii) to refuse to permit Tenant to make such assignment or subletting and to continue this Lease in full force as to the entire Premises, or (iii) to refuse to consent to the proposed sublease or assignment and to terminate this Lease as to the space proposed to be subleased or assigned as of the date so specified by Tenant, in which event, Tenant will be relieved of all further obligations hereunder as to such space. Notwithstanding the foregoing, Landlord will not have the option of terminating this Lease if the proposed sublessee is a subsidiary or Affiliate of Tenant. See Section 10(f) of this Lease. As used herein, “Affiliate” means any person or entity that directly or indirectly Controls, is Controlled by, or is under Common Control with, the entity in question; and the term “Control” means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through ownership through voting securities, by contract or otherwise. If Landlord should fail to notify Tenant in writing of such election within such ten (10) day period, Landlord shall be deemed to have elected option (i) above. If the Monthly Rent or other consideration due under the assignment or sublease exceeds the Monthly Rent for the subject space, then Tenant shall pay Landlord as Additional Rent hereunder fifty percent (50%) of the amount of all such excess Monthly Rent, net of the reasonable costs to Tenant associated with said assignment or sublease, including, but not limited to, legal fees, commissions (not to exceed 6.5%) and alterations (not to exceed $7.00/SF), and other consideration, said payment to Landlord to be made promptly upon Tenant’s receipt thereof. In no event shall Landlord ever receive less than the Monthly Rent.

(b) No assignment or subletting by Tenant shall relieve Tenant of any obligation under this Lease or alter, modify or amend any provision of this Lease and such assignee or sublessee shall assume all obligations under this Lease. Any attempted assignment or sublease by Tenant in violation of the terms and covenants of this Section 10(b) shall be void.

(c) No assignment or subletting by Tenant to any person or entity shall be effective unless Tenant shall execute, have acknowledged and deliver to Landlord, and cause each sublessee or assignee to execute, have acknowledged and deliver to Landlord, an instrument in form and substance reasonably acceptable to Landlord in which (i) such sublessee or assignee adopts this Lease and assumes and agrees to perform jointly and severally with Tenant, all of the obligations of Tenant under this Lease, as to the space transferred to it, (ii) Tenant subordinates to Landlord’s statutory lien, any liens, security interests or other rights which Tenant may claim with respect to any property of such sublessee or assignee, (iii) such sublessee or assignee agrees to use and occupy the transferred space solely for the purpose permitted by this Lease and otherwise in strict accordance with this Lease and (iv) Tenant acknowledges and agrees that, notwithstanding such subletting or assignment, Tenant remains directly and primarily liable for the performance of all the obligations of Tenant hereunder (including, without limitation, the obligation to pay Monthly Rent), and Landlord shall be permitted to enforce this Lease against Tenant or such sublessee or assignee, or both, without prior demand upon or proceeding in any way against any other persons. Tenant will be required to submit a written request to Landlord outlining Tenant’s desire for Landlord to receive Rent payments directly from the assignee. Landlord’s approval of such payment procedure shall not be unreasonably denied.

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(d) No consent by Landlord to an assignment or sublease shall be deemed in any manner to be a consent to a use not permitted under this Lease unless otherwise agreed to in writing by Landlord. Any consent by Landlord to a particular assignment or sublease shall not constitute Landlord’s consent to any other or subsequent assignment or sublease. The prohibition against an assignment or sublease described in this Section 10 shall be deemed to include a prohibition against Tenant’s mortgaging or otherwise encumbering its leasehold estate, as well as against an assignment or sublease which may occur by operation of law, each of which shall be ineffective and void and shall constitute an Event of Default under this Lease unless consented to by Landlord in writing in advance.

(e) In any situation in which Landlord consents to an assignment or sublease hereunder, Tenant shall promptly deliver to Landlord a fully executed copy of the final sublease agreement or assignment instrument and all ancillary agreements relating thereto.

(f) Notwithstanding the provisions of this Section 10 to the contrary, Tenant shall have the right, upon written notice to Landlord, to assign or sublet all or a part of the Premises to any subsidiary or Affiliate of Tenant or of Tenant’s parent company, SBC Communications, Inc., without the requirement of the consent of Landlord. Provided, however, that no such assignment or subletting shall be effective unless Tenant agrees to remain responsible for the obligations of such subsidiary or Affiliate, and Landlord is provided with written documentation evidencing the assignment or subletting in question. In the event Tenant is a corporation, partnership or other business entity, any change in the ownership of more than fifty percent (50%) of the controlling interests in Tenant shall, for the purposes of the foregoing covenants, be deemed an Assignment by Tenant. In the event that the change in ownership of the controlling interest in Tenant is the result of a merger or sale of substantially all of the assets of Tenant to another entity, such conveyance shall not be effective and binding upon Landlord unless the successor entity, if it satisfies the requirements of this subparagraph (f), assumes all of the obligations of Tenant under this Lease, or Landlord shall be entitled to declare Tenant in default hereunder. Notwithstanding the foregoing, Landlord agrees to consent to any change in ownership of Tenant or any merger or sale of substantially all of Tenant’s assets provided that (x) the successor or reconstituted entity is of equal or greater financial strength to Tenant as of the date of this Lease or the successor or reconstituted entity has net worth computed in accordance with GAAP greater than $10,000,000.00 and (y) that such successor or reconstituted entity formally assumes this Lease in a written instrument reasonably satisfactory to Landlord. Landlord also agrees to not unreasonably withhold its consent to any change in ownership of Tenant or any merger or sale of substantially all of Tenant’s assets.

(g) Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Project, and upon any such transfer or assignment in which the transferee or assignee assumes the obligations of Landlord under this Lease, no further liability or obligation shall thereafter accrue against Landlord hereunder.

11. LIABILITY.

(a) Landlord shall not be liable to Tenant or Tenant’s employees, agents, patrons or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the Premises, resulting from and/or caused in part or whole by the negligence or misconduct of Tenant, its agents, servants or employees, or of any other person entering upon the Premises, or caused by leakage of gas, oil, water of steam or by electricity emanating from the Premises, and Tenant hereby covenants and agrees that it will at all times indemnify and hold safe and harmless the Premises, the Landlord, Landlord’s agents and employees from any loss, liability, claims, suits, costs, expenses, including without limitation attorneys’ fees and damages, both real and alleged, arising out of any such damage or injury caused by Tenant, except injury to persons or damage to property the sole cause of which is the negligence or willful misconduct of Landlord, its agents or employees.

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(b) Tenant shall procure and maintain throughout the term of this Lease a policy or policies of insurance, at its sole cost and expense, insuring Tenant (with Landlord and its agents named as additional insured) against all claims, demands or actions arising out of or in connection with property, personal injury or death occurring in, about or from: (i) the Premises including leasehold improvements; (ii) the condition of the Premises; (iii) Tenant’s operations in and maintenance and use of the Premises; and (iv) Tenant’s liability assumed under this Lease, the limits of such policy or policies to be in the amount of not less than $2,000,000.00 combined limit general aggregate; $2,000,000.00 products/completed operations aggregate $1,000,000.00 per occurrence limit; personal injury/advertising injury per occurrence limited $1,000,000.00; fire damage liability $500,000.00; and medical expense limit $50,000.00. In addition, Tenant shall procure an umbrella liability policy with limits of not less than $2,000,000.00. Such policies shall be procured by Tenant from responsible insurance companies reasonably satisfactory to Landlord and Landlord shall be named an additional insured thereunder. Copies of such policies, together with receipt evidencing payment of premiums therefor, shall be delivered to Landlord prior to the Commencement Date of this Lease. Not less than fifteen (15) days prior to the expiration date of any such policies, copies of the renewals thereof (bearing notations evidencing the payment of renewal premiums) shall be delivered to Landlord. Such policies shall further provide that not less than thirty (30) days written notice shall be given to Landlord before such policy may be canceled or changed to reduce insurance provided thereby. Tenant may provide to Landlord evidence of a self-insurance program, which if satisfactory to Landlord, may be substituted for the insurance requirements otherwise set forth in this Section 11. Landlord is, however, under no obligation to accept a self-insurance program unless it determines in its reasonable judgment that the parameters of the proposed self-insurance program provide a sufficient alternative creditworthy and a claims adjustment process by which casualty occurrences can be properly and timely adjusted and claims paid under this Lease. Tenant further reserves the right, subject to the requirements of this Lease, to provide insurance coverage through a blanket policy so long as the terms and provisions of the blanket policy are acceptable to Landlord in its reasonable discretion and otherwise consistent with the requirements of this Section 11.

(c) Landlord shall maintain a policy of general liability insurance covering the Project in the amount of not less than $2,000,000.00 combined limit general aggregate; $2,000,000.00 products/completed operations aggregate $1,000,000.00 per occurrence limit; personal injury/advertising injury per occurrence limited $1,000,000.00; fire damage liability $50,000.00; and medical expense limit $5,000.00. In addition, Landlord shall procure an umbrella liability policy with limits of not less than $2,000,000.00.

(d) Tenant shall not be liable to Landlord or Landlord’s employees, agents, patrons or visitors, or to any other person whomsoever, for any damage to property on or about the Premises, the Common Areas or the Project, resulting from and/or caused by the negligence or misconduct of Landlord, its agents, servants or employees. Landlord hereby covenants and agrees that it will at all times indemnify and hold safe and harmless the Tenant, Tenant’s agents and employees from any loss, damage, liability, claims, suits, costs, expenses, including without limitation reasonable attorneys’ fees, arising out of any damage or injury caused by Landlord, except in all of the foregoing cases where the injury to persons or damage to property the sole cause of which is the negligence or willful misconduct of Tenant.

(e) Nothing in this Section 11 is intended to require indemnification for any property claim for which insurance is required to be maintained under the terms of this Lease. The rights and obligations of Landlord and Tenant under this Section 11 shall survive the expiration or earlier termination of this Lease.

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12. SUBORDINATION AND ATTORNMENT.

12.1 General. This Lease, Tenant’s leasehold estate created hereby and all of Tenant’s rights, titles and interests hereunder and in and to the Premises are subject and subordinate to any Mortgage presently existing or hereafter placed upon all or any portion of the Project. However, Landlord and Landlord’s Mortgagee may, at any time upon the giving of written notice to Tenant and without any compensation or consideration being payable to Tenant, make this Lease, and the aforesaid leasehold estate and rights, titles and interests, superior to any Mortgage. Upon the written request by Landlord or by Landlord’s Mortgagee to

Tenant, and within fifteen (15) days of the date of such request, and without any compensation or consideration being payable to Tenant, Tenant shall execute, have acknowledged and deliver a recordable instrument in a form reasonably acceptable to Landlord, confirming that this Lease, Tenant’s leasehold estate in the Premises and all of Tenant’s rights, titles and interests hereunder are subject and subordinate (or, at the election of Landlord or Landlord’s Mortgagee, superior) to the Mortgage benefiting Landlord’s Mortgagee.

12.2 Attornment. Upon the written request of any person or party succeeding to the interest of Landlord under this Lease, and subject to Tenant’s receipt of the “SNDA” as the term is defined below, Tenant shall automatically become the tenant of and attorn to such successor in interest without any change in any of the terms of this Lease. No successor in interest shall be (a) bound by any payment of Rent for more than one month in advance, except payments of security for the performance by Tenant of Tenant’s obligations under this Lease, (b) subject to any offset, defense or damages arising out of a default or any obligations of any preceding Landlord except for ongoing defaults or those for which the successor has received prior notice, or (c) bound by any amendment of this Lease entered into after Tenant has been given written notice of the name and address of Landlord’s Mortgagee and without the written consent of Landlord’s Mortgagee or such successor in interest. The subordination, attornment and mortgage protection clauses of this Section 12 shall be self-operative and, except for the “SNDA”, no further instruments of subordination, attornment or mortgagee protection need be required by any Mortgagee or successor in interest thereto. Nevertheless, upon the written request therefor and without any compensation or consideration being payable to Tenant, Tenant agrees, within fifteen (15) days of request therefor, to execute, have acknowledged and deliver such instruments as may be reasonably requested to confirm the same.

12.3 Existing Encumbrances. Simultaneously with the execution and delivery of this Lease, Landlord shall deliver to Tenant executed originals of subordination, non-disturbance and attornment agreements with respect to this Lease, substantially in the form attached hereto as Exhibit C (the “SNDA”), from all existing mortgage holders, ground lessors and other parties, if any, holding an interest in the Project or the real property described on Exhibit A attached hereto which may take precedence over Tenant’s interest in the Project Failure by Landlord to deliver any subordination, non-disturbance and attornment agreement required under this Lease shall entitle Tenant, at Tenant’s option, to terminate this Lease at any time and to obtain a refund of all rent and any other amount paid to Landlord. In any case, Tenant shall have no obligation to pay rent or other amounts under this Lease until Landlord delivers all such executed subordination, non-disturbance and attornment agreements. Further, the provisions of this Section 12.3 shall also apply to all parties seeking an attornment under Sections 12.1 and 12.2.

13. INSPECTION. Landlord and Landlord’s agents and representatives shall have the right at any time to enter upon the Premises in the event of an emergency (without prior notice to Tenant) and with reasonable prior verbal notice to Tenant to enter upon and inspect the Premises, for the purpose of ascertaining the condition of the Premises or in order to make such repairs as may be permitted to be made by Landlord. Landlord’s agents and representatives shall, with prior verbal notice, have the right to enter upon the Premises at any reasonable time during business hours during the last six (6) months of the Lease Term for the purpose of showing the Premises and during the last six (6) months of the Lease Term shall have the right to erect on the Premises a suitable sign not to exceed three (3) feet by three (3) feet in size, indicating the Premises are available for lease or for sale. In making any inspection of the Premises, Landlord shall use all commercially reasonable efforts to avoid interfering with Tenant’s business or Tenant’s use of the Premises.

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14. CONDEMNATION. If the whole or any substantial part of the Premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private or governmental purchase in lieu thereof and the taking would prevent or materially interfere with the use of the Premises for the purposes contemplated by the Permitted Use, as reasonably determined by Tenant and Landlord, this Lease shall terminate and the Monthly Rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises shall occur.

If less than a substantial part of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in the subparagraph above, Landlord shall proceed with due diligence to make all repairs necessary to restore the Project to as near its former condition as circumstances will permit and the Lease shall remain in full force and effect, except that, effective on the date of taking or conveyance, the Premises shall be reduced by the portion of the Premises so taken or conveyed, and Rent shall be (a) proportionately reduced by the portion of the Premises taken or conveyed, and (b) equitably reduced to the extent that such taking or conveyance of other portions of the Premises or the Project materially and adversely interferes with the conduct of Tenant’s business.

In the event of any such taking or private purchase in lieu thereof, Landlord and Tenant shall each be entitled to receive and retain such separate awards and/or portion of lump sum awards as may be allocated to their respective interests in any condemnation proceedings.

15. INSURANCE, FIRE OR OTHER CASUALTY. Landlord agrees to maintain fire and extended coverage insurance covering the Project in an amount not less than 80% of the “replacement cost” thereof as such term is defined in the Replacement Cost Endorsement to be attached thereto, insuring against the perils of fire, lightning, vandalism, malicious mischief and loss of rental, extended by Special Extended Coverage Endorsement to insure against all other risks of direct physical loss, such coverages and endorsements to be as defined, provided and limited in the standard bureau forms prescribed by the insurance regulatory authority for the state in which the Premises are situated for use by insurance companies admitted in such state for the writing of such insurance on risks located within such state. Subject to the provisions of this Section 15, such insurance shall be for the sole benefit of Landlord and under its sole control. Landlord shall also maintain commercial general liability insurance, with policy limited acceptable to Landlord, with respect to Landlord’s activities and operations at the Project. Tenant agrees to maintain a policy or policies of “all risk” extended coverage insurance on all of its personal property, including removable trade fixtures, office supplies and movable office furniture and equipment, located on the Premises, in an amount equal to full replacement cost and endorsed to provide that Tenant’s insurance is primary in the event of any overlapping covering with the insurance carried by Landlord. Such insurance shall be maintained at the expense of Tenant and payment for losses thereunder shall be made solely to Tenant or the mortgagees of Tenant as their interests appear. Tenant shall, prior to occupancy of the Premises and at Landlord’s request from time to time, provide Landlord with a current certificate of insurance evidencing Tenant’s compliance with this Section 15. Tenant shall obtain the agreement of Tenant’s insurers to notify Landlord that a property insurance policy is due to be canceled or expired at least thirty (30) days prior to such cancellation or expiration.

In the event that the Premises should be damaged or destroyed by fire, tornado or other casualty to such an extent that rebuilding or repairs cannot be completed within one hundred eighty (180) days after the date on which such repairs commence, then Landlord or Tenant may at its option terminate this Lease, in which event the rent shall be abated during the unexpired portion of this Lease effective with the date of such damage. Landlord shall notify Tenant (the “Casualty Notice”) in writing within thirty (30) days of the occurrence of such damage as to whether the damage is capable of being completely repaired within one hundred eighty (180) days of the occurrence. If the Casualty Notice indicates that such repair and restoration will require in excess of one hundred eighty (180) days, then such notification must be accompanied by a certification by an independent licensed architect having significant experience in the design and construction of office/tech buildings in the Dallas, Texas area (an “Architect”), which certification must state the estimated period required to repair or restore such damage (the “Estimated Repair/Restoration Period”). If such damage to the Property or any portion thereof shall materially and adversely interfere with the conduct of Tenant’s business, as reasonably determined by Tenant and Landlord, and the Estimated Repair/Restoration Period is in excess of one hundred eighty (180) days after the occurrence of such casualty, Tenant or Landlord may, by written notice to the other within forty five (45) days after the date of such casualty, terminate this Lease as of the date of occurrence of such damage. In the event the Premises should be damaged by fire, tornado or other casualty, but only to such extent that rebuilding or repairs can be completed within one hundred eighty (180) days after the date of such damage, or if the damage should be more serious but Landlord or Tenant does not elect to terminate this Lease, in either such event Landlord shall, at its sole cost and expense, rebuild or repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition in which they were immediately prior to the happening of the casualty, except that Landlord shall not be required to rebuild, repair or replace any part of the furniture, equipment, fixtures and other improvements which may have been placed by Tenant or other tenants within the Project or the Premises. In the event that the Premises are totally untenantable, Landlord shall abate the rent during the time the Premises are unfit for occupancy. If the Premises are not totally untenantable, Landlord shall allow Tenant a fair diminution of rent during the time the Premises are partially unfit for occupancy. If such damage can be repaired within one hundred eighty (180) days and Landlord fails to repair or restore such damage within such period, then Tenant may terminate this Lease by giving thirty (30) days’ prior written notice to Landlord.

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Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or any Improvements located thereon requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon all rights and obligations hereunder shall cease and terminate.

Landlord and Tenant do each hereby release and discharge the other party and any officer, agent, employee and representative of such party from any liability for loss or damage to property caused by fire or other casualty for which insurance is required to be carried by the injured party under the terms of this Lease.

16. HOLDING OVER. Should Tenant, or any of its successors in interest, hold over the Premises, or any part thereof, after the expiration of the term of this Lease, unless otherwise agreed in writing, such holding over shall constitute and be construed as tenancy from month to month only, at a rental equal to one hundred fifty percent (150%) for the first thirty (30) days and two hundred percent (200%) thereafter of the Monthly Rent payable for the last month of the term of this Lease. The holding over by Tenant for any part of a month shall entitle Landlord to collect the Rent called for under this Section 16 for the entirety of such month. The inclusion of this Section 16 shall not be construed as Landlord’s consent for the Tenant to hold over. Notwithstanding the foregoing, in the event that Tenant holds over for a period that is less than thirty (30) days, Landlord agrees that the holdover rental amount for that limited period of time shall be Landlord’s exclusive right and remedy against Tenant and shall be deemed to cover all liabilities, obligations or charges which may be incurred by Landlord because of hold over by Tenant.

17. TAXES ON TENANT’S PROPERTY. Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and if Landlord elects, after written notice to Tenant and Tenant’s failure to pay the full amount within ten (10) days of such notice, to pay the same or if the assessed value of Landlord’s property is increased by inclusion of personal property, furniture or fixtures placed by Tenant in the Premises, and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is primarily liable hereunder.

18. EVENTS OF DEFAULT. The following events shall be deemed to be Events of Default by Tenant under this Lease:

(a) The failure of Tenant to pay Rent as and when due hereunder and the continuance of such failure for a period of seven (7) days after written notice from Landlord to Tenant specifying the failure; provided, however, after Landlord has given Tenant written notice pursuant to this clause (a) on two separate occasions in any one (1) calendar year Landlord shall not be required to give Tenant any further notice under this clause (a);

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(b) The failure of Tenant to perform, comply with or observe any other agreement, obligation or undertaking of Tenant, or any other term, condition or provision, in this Lease, and the continuance of such failure for a period of thirty (30) days after written notice from Landlord to Tenant specifying the failure;

(c) The failure of Tenant to initially occupy the Premises prior to May 1, 2001;

(d) The filing of a petition by or against Tenant (the term ‘“Tenant” also meaning, for the purpose of this clause (d), any guarantor of the named Tenant’s obligations hereunder) (i) in any bankruptcy or other insolvency proceeding, (ii) seeking any relief under the Bankruptcy Code or any similar debtor relief law, (iii) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease or (iv) to reorganize or modify Tenant’s capital structure not discharged within sixty (60) days of the filing of any such petition;

(e) Tenant shall make an assignment for the benefit of creditors; and

(f) The admission by Tenant in writing that it cannot meet its obligations as they become due or the making by Tenant of an assignment for the benefit of its creditors.

19. REMEDIES. Upon any Event of Default, Landlord may exercise any one or more of the following described remedies, in addition to all other rights and remedies provided at law or in equity;

(a) Terminate this Lease by written notice to Tenant and forthwith repossess the Premises and be entitled to recover forthwith as damages a sum of money equal to the total of (i) the cost of recovering the Premises (including reasonable attorneys’ fees and costs of suit), (ii) the cost of removing and storing any personal property, (iii) the unpaid Rent earned at the time of termination, plus interest thereon at the rate of twelve percent (12%) per annum, (iv) the present value (discounted at the rate of six percent (6%) per annum) of the balance of the Rent for the remainder of the Lease Term less the present value (discounted at the same rate) of the fair market rental value of the Premises for such period, taking into account the period of time the Premises will remain vacant until a new tenant is obtained, and the cost to prepare the Premises for occupancy and the other costs (such as leasing commissions and attorneys’ fees) to be incurred by Landlord in connection therewith, and (v) any other sum of money and damages owed by Tenant to Landlord under this Lease.

(b) Terminate Tenant’s right of possession (but not this Lease) and repossess the Premises by forcible entry and detainer suit or otherwise, without thereby releasing Tenant from any liability hereunder and without demand or notice of any kind to Tenant and without terminating this Lease. Landlord shall use reasonable efforts under the circumstances to relet the Premises on such terms and conditions as Landlord in its sole discretion may determine (including a term different than the term of this Lease, rental concessions, alterations and repair of the Premises); provided, however, Landlord hereby reserves the right (i) to lease any other comparable space available in the Project prior to offering the Premises for lease, and (ii) to refuse to lease the Premises to any potential tenant which does not meet Landlord’s standards and criteria for leasing other comparable space in the Project. Landlord shall not be liable, nor shall Tenant’s obligations hereunder be diminished because of Landlord’s failure or refusal to relet the Premises or collect rent due in respect of such reletting. For the purpose of such reletting Landlord shall have the right to decorate or to make any repairs, changes, alterations or additions in or to the Premises as may be reasonably necessary or desirable, if (i) Landlord shall fail or refuse to relet the Premises, or (ii) the Premises are relet and a sufficient sum shall not be realized from such reletting (after First deducting therefrom, for retention by Landlord, the unpaid rent due hereunder earned but unpaid at the time of reletting plus interest thereon at the rate twelve percent (12%) per annum, the unrecovered cost of recovering possession (including attorneys’ fees and costs of suit), all of the costs and expenses of such decorations, repairs, changes, alterations and additions, the expense of such reletting and the cost of collection of the rent accruing therefrom) to satisfy the Rent, then Tenant shall pay to Landlord as damages a sum equal to the amount of such deficiency. For purposes of this provision, it is acknowledged and agreed that Landlord shall have the right to refuse to accept an offer to re-let the Premises in order to mitigate damages which landlord would otherwise refuse to accept for vacant space in this Project. No delivery to or recovery by Landlord of any portion due Landlord hereunder shall be any defense in any action to recover any amount not theretofore reduced to judgment in favor of Landlord, nor shall such reletting be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention be given to Tenant by Landlord. Notwithstanding any such termination of Tenant’s right of possession of the Premises, Landlord may at any time thereafter elect to terminate this Lease. In any proceedings to enforce this Lease Landlord shall be presumed to have used its reasonable efforts to relet the Premises, and Tenant shall bear the burden of proof to establish that such reasonable efforts were not used.

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(c) Landlord may, and is hereby entitled and authorized, without any notice to Tenant whatsoever, to enter upon the Premises by use of a master key, a duplicate key, or other peaceable means, and to change, alter, and/or modify the door locks on all entry doors of the Premises, thereby permanently excluding Tenant, and its officers, principals, agents, employees, and representatives therefrom. If Landlord has either permanently repossessed the Premises pursuant to the foregoing provisions of this Lease, or has terminated this Lease by reason of Tenant’s default, Landlord shall not thereafter be obligated to provide Tenant with a key to the Premises at any time; provided, however, that in any such instance, during Landlord’s, normal business hours and at the convenience of Landlord, and upon the written request of Tenant accompanied by such written waivers and releases as Landlord may require. Landlord will escort Tenant, its authorized personnel, and its employees to the Premises to retrieve any personal belongings or other property of Tenant other than the Encumbered Property. If Landlord elects to exclude Tenant from the Premises without permanently repossessing or terminating pursuant to the foregoing provisions of this Lease, then Landlord (at any time prior to actual repossession or termination) shall not be obligated to provide Tenant a key to re-enter the Premises until such time as all delinquent rental and other amounts due under this Lease have been paid in full (and all other defaults, if any, have been completely cured to Landlord’s satisfaction), and Landlord has been given assurance reasonably satisfactory to Landlord evidencing Tenant’s ability to satisfy its remaining obligations under this Lease. During any such temporary period of exclusion, Landlord will, during Landlord’s normal business hours and at Landlord’s convenience, upon written request by Tenant, escort Tenant, its authorized personnel, and its employees to the Premises to retrieve personal belongings of Tenant or its employees, and such other property of Tenant other than the Encumbered Property. This remedy of Landlord shall override and control any conflicting provisions of the Texas Property Code.

(d) In the event Tenant fails to pay any Monthly Rent or other Rent hereunder within Five (5) days of the date due, to help defray the additional cost to Landlord for processing such late payments, Tenant shall pay to Landlord on written demand a late charge in an amount equal to five percent (5%) of such Monthly Rent or Rent, and the failure to pay such late charge, within ten (10) days after demand therefore, shall be an Event of Default hereunder. The provision for such late charge shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner.

20. LANDLORD EVENTS OF DEFAULT.

The following events shall be deemed to be Events of Default by Landlord under this Lease:

(a) If Landlord shall file or have filed against it a petition or case under any section or chapter of the United States Bankruptcy Code, as amended, or under any similar law or statute of the United States or any state and such petition or case is not discharged within sixty (60) days; or

(b) If Tenant shall ever be deprived of the beneficial occupancy and use of the Premises or any portion thereof, for a period of more than seven (7) business days after written notice to Landlord, as a result of the act or omission of Landlord, or as a result of the breach of Landlord under the express terms of this Lease, then the Basic Rent and any and all additional rent due hereunder shall immediately abate hereunder for the portion of the Premises affected until such time as Tenant’s beneficial use and occupancy of the Premises is restored;

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(c) If-Landlord violates or fails to perform any obligation of Landlord under this Lease and such violation or failure continues for thirty (30) days after written notice to Landlord, Tenant may, in addition to any other remedies available to it, perform such obligation, and Landlord agrees upon completion of such obligation and receipt of an invoice to pay all reasonable third party costs actually incurred by Tenant to perform such obligation.

21. SURRENDER OF PREMISES. No act or thing done by the Landlord or its agents during the term hereby granted shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless the same be made in writing and subscribed by the Landlord.

22. ATTORNEYS’ FEES. If, on account of any breach or default by any party hereto of its obligations under this Lease, it should be necessary or appropriate for the other party to bring any action under this Lease or to enforce or defend any of its rights hereunder, then the defaulting party agrees in each and any such case to pay to the non-defaulting party a reasonable attorneys’ fees in the event that the non-defaulting party prevails in such action.

23. MECHANIC’S LIEN. Tenant shall not be deemed to be the agent or representative of Landlord in making any alterations, physical additions or improvements to the Premises, and shall have no right, power or authority to encumber any interest in the Project in connection therewith other than Tenant’s leasehold estate under this Lease. However, should any mechanics’ or other liens be filed against any portion of the Project or any interest therein (other than Tenant’s leasehold estate hereunder) by reason of Tenant’s acts or omissions or because of a claim against Tenant or its contractors. Tenant shall cause the same to be canceled or discharged of record by bond or otherwise within thirty (30) days after receipt of written notice by Landlord. If Tenant shall fail to cancel or discharge such lien or liens, within such thirty (30) day period, which failure shall be deemed to be a default hereunder. Landlord may, at its sole option and in addition to any other remedy of Landlord hereunder, cancel or discharge the same and, upon Landlord’s demand, Tenant shall promptly reimburse Landlord for all costs incurred in canceling or discharging such lien or liens.

24. WAIVER OF SUBROGATION. Anything in this Lease to the contrary notwithstanding, the parties hereto waive any and all rights of recovery, claim, action or cause of action, against each other, their agents, officers, and employees, for any loss or damage that may occur to the Premises hereby demised, or any improvements thereto, the Project or any improvements thereto, by reason of fire, the elements, or any other cause which are required to be insured against under the terms hereof, regardless of cause or origin, including negligence of the parties hereto, their agents, officers, and employees.

25. SIGNS. Tenant shall have the right to install signs in the Premises only when first approved in writing by Landlord, which shall not be unreasonably withheld and subject to any applicable governmental laws, ordinances, regulations and other requirements. Tenant shall also have the right to place one sign on the existing main monument sign in front of the Building, subject to Landlord’s approval (which approval shall not be unreasonably withheld). Tenant shall remove all such signs upon the termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury to or defacement of any buildings or other improvements on the Premises, and Tenant shall repair any injury or defacement, including without limitation discoloration, caused by such installation or removal. Tenant shall not inscribe, paint, affix or display any signs, advertisements or notices on the Project, except for such Tenant signage as Landlord permits in writing. Tenant signage shall be limited to the outer facade of the Project and shall also be subject to the City of Arlington’s signage codes. Tenant shall be required to first submit to Landlord a detailed diagram showing Tenant’s signage request by which Landlord shall given written approval to Tenant, which approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing. Landlord approval shall not be considered unreasonably withheld, if approval is denied because signage proposed by Tenant is not of a size, placement, material or is otherwise not in general conformance with other signage on the Project. All signage costs, including the repair or removal of such Tenant signage, shall be at the sole cost of Tenant.

26. NOTICES. Each provision of this Agreement, or of any applicable governmental laws, ordinances, regulations, and other requirements with reference to the sending, mailing or delivery of any notice, or with reference to the making of any payment by Tenant to Landlord, shall be deemed to be complied with when and if the following steps are taken:

(a) All Rent and other payment required to be made by Tenant to Landlord hereunder shall be payable to Landlord in Dallas County, Texas, at the address herein below set forth, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith.

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(b) Any notice or document required to be delivered hereunder shall be in writing and shall be deemed to be delivered whether or not received when deposited in the United States mail, postage prepaid, certified or registered mail (with return receipt requested) or by nationally recognized overnight carrier, addressed to the parties hereto at the respective addresses set out opposite their names below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith:

LANDLORD:	THE ARBORS OF BROOKHOLLOW OPERATING
PARTNERSHIP, LTD. c/o Stream Realty Partners, L.P. 9100 North Central Expressway, Suite 100 Dallas, Texas 75231
Attn: Property Manager of The Arbors of Brookhollow

WITH A COPY TO:	Cross Timbers Capital, Inc.
2201 West Royal Lane, Suite 220 Irving, Texas 75063

TENANT:	Southwestern Bell Telephone Company
1010 N. St. Mary’s, Room 515 San Antonio, Texas 78205 Attn: Janie Bell

WITH A COPY TO:	SBC Services, Inc.
175 E. Houston, 2nd Floor San Antonio, Texas 78205 Attn: Ken Gitter

27. FORCE MAJEURE. Whenever a period of time is herein prescribed for action to be taken by a party hereto, that party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the control of such party.

28. ESTOPPEL CERTIFICATE. Tenant agrees periodically, but not more than two (2) times per year, to furnish within twenty (20) days after written request by Landlord or the holder of any deed of trust, mortgage or security agreement covering the Project or any interest of Landlord therein, a certificate signed by a Tenant certifying (a) that this Lease is in full force and effect and unmodified (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (b) as to the Commencement Date and the date through which Monthly Rental has been paid, (c) that Tenant has accepted possession of the Premises and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant, or if Tenant has not accepted or if Landlord’s work is not complete, stating same, (d) that except as stated in the certificate no Rent has been paid more than thirty (30) days in advance of its due date, (e) that the address for notices to be sent to Tenant is as set forth in this Lease (or has been changed by notice duly given and is as set forth in the certificate), (f) that except as stated in the certificate, Tenant, as of the date of such certificate, has, to the best of Tenant’s current actual knowledge, no charge, lien, or claim of offset against Rent due or to become due, (g) that except as stated in the certificate. Landlord is not then, to the best of Tenant’s current actual knowledge, in default under this Lease, (h) that there are no renewal or extension options, purchase options, rights of first refusal or the like in favor of Tenant except as set forth in this Lease and (i) as to such other matters as may be reasonably requested by Landlord or the holder of any such deed of trust, mortgage or security agreement. Any such certificate may be relied upon by any ground lessor, prospective purchaser, secured party, mortgagee or any beneficiary under any mortgage, deed of trust on the Project or any part thereof or interest of Landlord therein.

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29. LIMITATION OF LIABILITY. Tenant specifically agrees to look solely to Landlord’s interest in the Project (which includes Landlord’s equity in the Project and its interest in rents, insurance and condemnation proceeds, etc.) for the recovery of any judgment against Landlord, it being agreed that Landlord, its partners, officers, directors and employees shall never be personally liable for any such judgment. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord’s successors in interest or any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by Landlord.

30. BANKRUPTCY. If a petition is filed by or against Tenant for relief under Title II of the United States Code, as amended (the “Bankruptcy Code”), and Tenant (including for purposes of this Section 30, Tenant’s successor in bankruptcy, whether a trustee or Tenant as debtor in possession) assumes and proposes to assign, or proposes to assume and assign, this Lease pursuant to the provisions of the Bankruptcy Code to any person or entity who has made or accepted a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of the proposed assignment setting forth (i) the name and address of the proposed assignee, (ii) all of the terms and conditions of the offer and proposed assignment, and (iii) the adequate assurance to be furnished by the proposed assignee of its future performance under the Lease, shall be given to Landlord by Tenant no later than twenty (20) days after Tenant has made or received such offer, but in no event later than ten (10) days prior to the date on which Tenant applies to a court of competent jurisdiction for authority and approval to enter into the proposed assignment. Landlord shall have the prior right and option, to be exercised by notice to Tenant given at any time prior to the date on which the court order authorizing such assignment becomes Final and non-appealable, to receive an assignment of this Lease upon the same terms and conditions, and for the same consideration, if any, as the proposed assignee, less any brokerage commissions which may otherwise be payable out of the consideration to be paid by the proposed assignee for the assignment of this Lease. If this Lease is assigned pursuant to the provisions of the Bankruptcy Code, Landlord: (i) may require from the assignee a deposit or other security for the performance of its obligations under the Lease in an amount substantially the same as would have been required by Landlord upon the initial leasing to a tenant similar to the assignee; and (ii) shall receive, as additional rent any and all sums received in excess of the Rent payable under this Lease. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or documentation, to have assumed all of the Tenant’s obligations arising under this Lease on and after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assumption. No provision of this Lease shall be deemed a waiver of Landlord’s rights or remedies under the Bankruptcy Code to oppose any assumption and/or assignment of this Lease, to require a timely performance of Tenant’s obligations under this Lease, or to regain possession of the Premises if this Lease has neither been assumed or rejected within sixty (60) days after the date of the order for relief or within such additional time as a court of competent jurisdiction may have fixed. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as Rent, shall constitute rent for the purposes of Section 502(b)(6) of the Bankruptcy Code.

31. NO RECORDING. Neither this Lease (including any Exhibits hereto) nor any memorandum hereof shall be recorded without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditions or delayed.

32. FINANCIAL STATEMENTS. Intentionally Deleted.

33. SEPARABILITY. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid, or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

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34. ENTIRE AGREEMENT; AMENDMENTS; BINDING EFFECT. This Lease contains the entire agreement between the parties and may not be altered, changed or amended, except by instrument in writing signed by both parties hereto. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord and addressed to Tenant, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be construed to waive or lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms, provisions, covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided.

35. QUIET ENJOYMENT. Provided Tenant has performed all of the terms, covenants, agreements and conditions of this Lease, including the payment of Rent, to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the term hereof, without hindrance from Landlord, subject to the terms and conditions of this Lease.

36. EXISTENCE OF BROKER. Tenant represents and warrants that it has not contacted or dealt with any real estate broker or agent in connection with the execution of this Lease, except as listed below, and Tenant agrees to indemnify and hold harmless Landlord against all liabilities and costs (including but not limited to attorneys’ fees) incurred by Landlord as a result of Tenant’s breach of the warranties and representations contained herein.

TENANT’S BROKER:	CB Richard Ellis
5400 LBJ Freeway, Suite 100 Dallas, Texas 75240 Attn: Peter Dana

Landlord represents and warrants that it has not contacted or dealt with any real estate broker or agent in connection with the execution of this Lease, except as listed below, and Landlord agrees to indemnify and hold harmless Tenant against all liabilities and costs (including but not limited to attorneys’ fees) incurred by Tenant as a result of Landlord’s breach of the warranties and representations contained herein.

LANDLORD’S BROKER:	Stream Realty Partners, L.P.
9101 N. Central Expressway, Suite 100 Dallas, Texas 75231 Attention: Michael J. McVean

Landlord agrees to pay Tenant’s Broker and Landlord’s Broker any commissions due to either of them pursuant to a separate agreement or agreements executed by Landlord, Tenant’s Broker and Landlord’s Broker.

37. GENDER. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

38. JOINT AND SEVERAL LIABILITY. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. If there be a guarantor of Tenant’s obligations hereunder, the obligations hereunder imposed upon Tenant shall be the joint and several obligations of Tenant and such guarantor and Landlord need not first proceed against the Tenant hereunder before proceeding against such guarantor, nor shall any such guarantor be released from its guaranty for any reason whatsoever, including without limitation, in case of any amendments hereto, waivers hereof or failure to give such guarantor any notices hereunder.

39. CAPTIONS. The captions contained in this Lease are for convenience of reference only, and in no way limit or enlarge the terms and conditions of this Lease.

40. SPECIAL PROVISIONS.

(a) Renewal Option. See Exhibit D attached hereto and made a part hereof.

(b) Right of First Refusal. See Exhibit E attached thereto and made a part hereof.

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(c) Parking. At all times during the Lease Term, at no cost to Tenant, Landlord shall make available to Tenant on a non-exclusive basis, in the areas shown on Exhibit G attached hereto and made a part hereof for all purposes, a total of 7 spaces per every thousand rentable square feet of the Premises which based on 85,893 square feet, equals 601 parking spaces, of which 120 of such spaces shall be covered. In addition, Landlord reserves the right to reasonably reconfigure the parking area, provided that the total number of parking spaces (including covered parking spaces) available for Tenant’s use remains the same.

(d) ADA Compliance. Notwithstanding any other statement in this Lease, the following provisions shall govern the parties’ compliance with the Americans With Disabilities Act of 1990, as amended from time to time. Public Law 101-336, 42 U.S. C. §§12101, et seq. (the “ADA”):

(1) To the extent governmentally required as of the Commencement Date of this Lease, Landlord shall be responsible for compliance with Title III of the ADA, at its expense, and such expense shall not be included as an Operating Expense of the Project, with respect to any repairs, replacements or alterations to the Common Area and rentable areas of the Project specifically excluding the Premises.

(2) To the extent governmentally required subsequent to the Commencement Date of this Lease as a result of an amendment to Title III of the ADA subsequent to the Commencement Date of this Lease, Landlord shall be responsible for compliance with Title III of the ADA with respect to any repairs, replacements or alterations to the Common Area of the Project, and such expense shall be included as an Operating Expense of the Project.

(3) Landlord shall indemnify, defend and hold harmless Tenant and its Agents from all fines, suits, procedures, penalties, claims, liability, losses, expenses and actions of every kind, and all costs associated therewith (including, without limitation, reasonable attorneys’ and consultants’ fees) arising out of or in any way connected with Landlord’s failure to comply with Title III of the ADA as required above.

(4) To the extent governmentally required, Tenant shall be responsible for compliance, at its expense, with Titles I and III of the ADA with respect to its specific manner of use of the Premises and its leasehold improvements within the Premises.

(5) Tenant shall indemnify, defend and hold harmless Landlord and its Agents from all fines, suits, procedures, penalties, claims, liability, losses, expenses and actions of every kind, and all costs associated therewith (including, without limitation, reasonable attorneys’ and consultants’ fees) arising out of or in any way connected with Tenant’s failure to comply with Titles I and III of the ADA as required above.

(e) Additional Landlord Obligations and Representations:

(1) To the best of Landlord’s knowledge, Landlord represents that the Project and its existing uses and, after due investigation, its prior uses, comply with, and Landlord is not in violation of, and has not violated, in connection with the ownership, use, maintenance or operation of the Project and the conduct of the business related thereto, any applicable federal, state, county, regional or local statutes, laws, regulations, rules, ordinances, codes, standards, orders, licenses and permits of any governmental authorities relating to environmental, health or safety matters, including any Hazardous Substance or Environmental Law. Landlord shall promptly observe and comply, with all present and future Environmental Laws, including, and without limitation, the Clean Air Act Amendments of 1990 and any regulations (as amended) and all regulations or standards as are or may be promulgated thereunder.

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(2) Landlord represents, to the best of Landlord’s knowledge, that Landlord, its agents, contractors and employees (a) have operated the Project and have at all times received, handled, used, stored, treated, transported and disposed of any chemical, material or substance, exposure to which is prohibited, limited or regulated by any federal, state, county, regional or local authority or which even if not so prohibited, limited or regulated, poses a hazard to the health and safety of the occupants of the Project or the occupants of the area near the Project in strict compliance with all Environmental Laws, and (b) have removed (or will remove prior to the Commencement Date) from the Project and from the real property on which it is located, all Hazardous Materials (excluding products which are used commercially for cleaning and maintenance).

(3) Landlord represents, to the best of Landlord’s knowledge, that there is no fact pertaining to the physical condition of the Project or the area surrounding the Project which (a) materially and adversely affects, or materially and adversely will affect the Project, or the use, enjoyment or value thereof, or Landlord’s ability to perform the obligations contained in this Lease, and (b) which Landlord has not disclosed to Tenant in writing prior to the date of the Lease.

(f) Antenna(e) Installation. Subject to the following provisions of this subparagraph 40(f), Landlord grants Tenant the right, in common with Landlord and other tenants, to install (subject to Landlord’s approval of size and number), operate and maintain, at Tenant’s expense (including the then prevailing market rent for rooftop space) and risk, a lawfully permitted antenna(e), satellite dish and associated equipment (the “Antenna Equipment”) at a location on the Property to be determined by Landlord and reasonably acceptable to Tenant (the “Antenna Premises”).

(1) Tenant shall submit to Landlord for its approval, a full set of engineering plans and specifications for the proposed Antenna Equipment installation;

(2) Tenant shall make all required conduit or cable connections between Tenant’s equipment in the Premises and the Antenna Equipment utilizing Building services, subject to (i) Tenant’s payment of reasonable costs for such services, and (ii) approval of such connections by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed;

(3) Any Antenna Equipment installed by Tenant shall be erected so as not to interfere with the operation of any previously erected communications equipment, and Landlord shall not erect or permit the erection of any communications equipment following the installation thereof so as to interfere with the operation of any Antenna Equipment previously erected by Tenant. Landlord shall have the right to relocate the Antenna Premises at any time during the Lease so long as Landlord pays for the expense of relocation and reception by the antenna is maintained;

(4) Tenant, its employees, agents and contractors shall, at all reasonable times, have the restricted right to enter or lease the Antenna Premises during the Term of this Lease;

(5) Tenant shall obtain all necessary municipal, state and federal permits and authorizations required to install, maintain and operate the Antenna Equipment and pay any charges levied by government agencies which are the sole result of Tenant having the Antenna Equipment. Landlord agrees to fully cooperate with Tenant in obtaining all such permits and authorizations, at no cost or expense to Landlord;

(6) Tenant agrees to maintain the Antenna Equipment and Antenna Premises in a good state of repair and to save Landlord harmless from any claims, liability or expenses resulting from the erection, maintenance, existence or removal of the Antenna Equipment;

(7) At the conclusion of the Term, Tenant shall remove the Antenna Equipment and surrender and restore the Antenna Premises to Landlord in substantially as good condition as when entered, except for loss or damages resulting from casualty, condemnation, act of God or ordinary wear and tear; and

21

(8) The liability insurance to be carried by Tenant pursuant to the provisions of this Lease shall include coverage for Tenant’s activity on the Antenna Premises;

(g) Tenant shall comply with the rules and regulations of the Building which are attached hereto as Exhibit F. Landlord may, from time to time, change such rules and regulations for the safety, care or cleanliness of the Building and related facilities, provided that such changes are applicable to all tenant’s of the Building and will not unreasonably interfere with Tenant’s use of the Premises.

41. EXHIBITS.

Project	Exhibit A
Premises	Exhibit A-1
Work Letter Agreement	Exhibit B
Subordination, Non-Disturbance Agreement	Exhibit C
Renewal Option	Exhibit D
Right of First Refusal	Exhibit E
Building Rules and Regulations	Exhibit F
Parking Site Plan	Exhibit G

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

22

Executed by Landlord this 26 day of September, 2000.

LANDLORD:
THE ARBORS OF BROOKHOLLOW OPERATING PARTNERSHIP, LTD., a Texas limited partnership.

By:	Arbors of Brookhollow Management, Ltd. a Texas limited partnership, its general partner

	By:	Arbors of Brookhollow L.L.C., a Texas limited liability company, its general partner

		By:	/s/ David R. Cunningham
David R. Cunningham
President

Executed by Tenant this 25 day of Sept., 2000.

TENANT:
ATTEST:	SOUTHWESTERN BELL TELEPHONE COMPANY, a Missouri corporation

	By:	/s/ J. Mark Schleyer
	Name:	J. Mark Schleyer
	Title:	Managing Director–CRE P&T

23

EXHIBIT A

PROJECT

BEING A 10.549 ACRE TRACT OF LAND SITUATED IN THE J. WILSON SURVEY, ABSTRACT NO. 1631, TARRANT COUNTY, TEXAS AND BEING ALL OF SITE 2R-2, BLOCK 6, SECTION 4 OF THE FINAL PLAT OF BROOKHOLLOW/ARLINGTON, AN ADDITION TO THE CITY OF ARLINGTON AS RECORDED IN VOLUME 388-185, PAGE 53 OF THE DEED RECORDS OF TARRANT COUNTY, TEXAS (DRTCT). BEARING BASIS FOR THIS PLAT OF SURVEY IS THE STATE PLANE COORDINATE SYSTEM NORTH CENTRAL ZONE (N.A.D. 83) AS DERIVED FROM THE CITY ARLINGTON MONUMENTS AR02,04 16&14. SAID 10.549 ACRE TRACT BEING MORE PARTICULARLY DESCRIBED BY MEETS AND BOUNDS AS FOLLOWS.

BEGINNING AT A 3/8” IRON ROD FOUND BEING THE SOUTHEAST CORNER OF THE SAID SITE 2R-2 AND THE SOUTHWEST CORNER OF THE FINAL PLAT OF SITE 2R-1, BLOCK 6, SECTION 4 BROOKHOLLOW/ARLINGTON RECORDED IN VOLUME 388-185, PAGE 53 DRTCT, SAID ROD ALSO BEING IN THE NORTH RIGHT-OF-WAY OF EAST LAMAR BOULEVARD (VARIABLE WIDTH R.O.W.);

THENCE ALONG THE SAID NORTH RIGHT-OF-WAY OF EAST LAMAR BOULEVARD THE FOLLOWING 3 COURSES AND DISTANCES:

S 89 DEGREES 28’ 59” W, 122.30 FEET TO 5/8” IRON ROD CAPPED “CARTER & BURGESS” SET;

ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 989.00 FEET, A DELTA ANGLE OF 29 DEGREES 59’ 59”, A LONG CHORD THAT BEARS N 75 DEGREES 31’ 06” W, A DISTANCE OF 511.94 FEET, AN ARC DISTANCE OF 517.84 FEET TO A 5/8” IRON ROD CAPPED “CARTER & BURGESS” SET;

N 60 DEGREES 31’ 01” W, 194.50 FEET TO A 3/8” IRON ROD FOUND BEING THE SOUTHWEST CORNER OF THE SAID SITE 2R-2 AND THE SOUTHEAST CORNER OF SITE 3, BLOCK 6, SECTION 4 OF THE FINAL PLAT OF BROOKHOLLOW/ARLINGTON AS RECORDED IN VOLUME 388-185, PAGE 53 DRTCT;

THENCE N 01 DEGREES 23’ 30” W, LEAVING THE SAID NORTH RIGHT-OF-WAY OF EAST LAMAR BOULEVARD AND ALONG THE WEST LINE OF SITE 2R-2 AND THE EAST LINE OF SITE 3,466.00 FEET TO A POINT FROM WHICH A 5/8” IRON ROD FOUND BEARS S 19 DEGREES 01’ 18” W, 0.54 FEET, SAID IRON ROD BEING IN THE SOUTH RIGHT-OF-WAY OF BROOKHOLLOW PLAZA DRIVE (60’ R.O.W);

THENCE ALONG THE SAID SOUTH RIGHT-OF-WAY OF BROOKHOLLOW PLAZA DRIVE THE FOLLOWING 2 COURSES AND DISTANCES;

ALONG A CURVE TO THE LEFT HAVING A RADIUS OF 630.00 FEET, A DELTA ANGLE OF 23 DEGREES 45’ 35”, A LONG CHORD THAT BEARS S 78 DEGREES 22’ 11” E. A DISTANCE OF 259.39 FEET, AN ARC DISTANCE OF 261.25 FEET TO A POINT FROM WHICH 5/8” IRON ROD FOUND BEARS S 19 DEGREES 37’ 07” E, 0.41 FEET;

N 89 DEGREES 45’ 02” E, 547.02 FEET TO A 3/8” IRON ROD FOUND FOR THE NORTHEAST CORNER OF SITE 2R-2 AND THE NORTHWEST CORNER OF SITE 24-1;

THENCE S 00 DEGREES 13’ 19” W, ALONG THE EAST LINE OF SITE 2R-2 AND THE WEST LINE OF SITE 2R-1, 638.60 FEET TO THE POINT OF BEGINNING, AND CONTAINING 10.549 ACRES OF LAND, MORE OR LESS.

A-1

EXHIBIT A-1

[Outline of Premises]

A-1-1

EXHIBIT A-1

[Outline of Premises]

"Right Of First Refusal Space"
"Premises"
UPPER LEVEL
OPEN TO BELOW
OPEN TO BELOW

A-1-2

EXHIBIT B

WORK LETTER AGREEMENT

This Work Letter Agreement is attached to and made a part of the Lease. All terms used in this Work Letter Agreement which have been defined in the Lease have the same meaning as set forth in the Lease. This Work Letter Agreement shall set forth the terms and conditions relating to the construction of Tenant Improvements in the Premises.

I.	Landlord and Tenant Construction Obligations

A. Space Plan Preparation. Tenant shall designate the space planner/architect (the “Space Planner”) to prepare a detailed space plan (“Space Plan”) containing all information listed in Section II of this Work Letter Agreement for all tenant improvements (“Tenant Improvements”) proposed by Tenant in the Premises.

B. Space Plan Approval. Landlord will review the Space Plan upon receipt from Tenant and shall thereafter meet with Tenant no later than five (5) business days after Landlord’s receipt of the Space Plan and advise Tenant as to the matters set forth in Section II below. If the Landlord reasonably determines that the Space Plan does not conform to the requirements of Section II below, the Space Plan will be returned to Tenant with specific written comments describing Landlord’s corrections or revisions for review by Tenant with the Space Planner for the adoption of such corrections or revisions. The cost of any correction or revision to the Space Plan shall be borne by Tenant. Tenant will deliver a corrected Space Plan to Landlord for review and approval before working drawings may be prepared. This process will be repeated, as required, until mutual approval of Tenant’s Space Plan, but Landlord will return any subsequent corrections or revisions no later than five (5) business days after Landlord’s receipt of corrected space plans. Upon approval of the final Space Plan, which shall not be unreasonably withheld, Landlord will notify Tenant in writing of such approval within five (5) business days of Landlord’s receipt of the final Space Plan and that the preparation of working drawings may commence.

Notwithstanding the provisions of Sections I (A) and (B) above, Tenant may elect to present Working Drawings in lieu of a Space Plan.

C. Preparation of Working Drawings. Upon final approval of the Space Plan and estimated Tenant Improvement costs, Tenant shall direct its Space Planner to prepare working drawings (“Working Drawings”) based on the approved Space Plan. When prepared, the Working Drawings consistent with the Space Plan shall be delivered by the Space Planner to the Tenant and Landlord for approval. Tenant shall deliver the Working Drawings for Landlord’s approval which shall not be unreasonably withheld. Landlord will notify Tenant in writing of such approval within five (5) business days of Landlord’s receipt of the Working Drawings.

D. Installation of Tenant Improvements. Upon approval of the Working Drawings by Landlord and Tenant, Tenant and Tenant’s designee shall install the Tenant Improvements in the Premises in accordance with the Lease Agreement, this Work Letter Agreement, and the Working Drawings. Tenant’s Work will be performed in a good workmanlike manner, in compliance with all applicable laws, and will be adequate for the Premises to be substantially completed as provided in this Work Letter Agreement. Unless otherwise agreed to in writing by Landlord and Tenant, all work involved in the construction of the Tenant Improvements shall be carried out by Tenant’s contractor in accordance with AIA Document, “General Conditions of the Contract for Construction,” Standard Form A201-1997 and in such a manner so as not to unreasonably interfere with or disturb the operation, business, use and enjoyment of the Project by other tenants of the Project.

E. Selection of Contractors. All contractors, subcontractors and materialmen hired by Tenant to install the Tenant Improvements shall be first approved in writing by Landlord, which such approval not to be unreasonably withheld, conditioned or delayed.

F. Payment by Tenant of Tenant Improvements. Tenant shall pay all costs incurred in connection with the Tenant Improvements including, without limitation, (i) the cost of materials, labor and other costs related to the construction of the Tenant Improvements, including the Project Standard blinds specified by Landlord (ii) the cost of preparation and, if any, modifications of the Space Plan, (iii) the cost of the preparation and, if any, modification of construction plans or Working Drawings, (iv) the cost of providing and installing Tenant’s name and suite number adjacent to Tenant’s entry door, and (v) payment of architectural and engineering fees incurred by Tenant and associated with the Space Plan and Working Drawings not otherwise included within the items specified above. In connection with construction of the Tenant Improvements and all costs described above, Tenant shall be entitled to a one-time tenant reimbursement of the tenant improvement costs (the “Tenant Improvement Allowance”), not to exceed $20.00 per square foot contained in the Premises which based on 85,893 square feet equals the sum of $1,717,220.00 for space planning, construction documentation and hard costs of constructing the Tenant Improvements (including cabling costs as provided herein). Notwithstanding the foregoing, upon request of Tenant, Landlord shall increase the amount of the Tenant Improvement Allowance by an additional $5.00 per square foot of rentable area (the “Additional Allowance”), provided that the Additional Allowance shall be amortized as a loan into the Basic Rent utilizing an 11% annual interest rate. In the event Tenant requests such Additional Allowance, Landlord and Tenant shall execute an amendment to the Lease increasing the Basic Rent accordingly. In no event shall Landlord be obligated to make disbursements for Tenant Improvements in excess of the Tenant Improvement Allowance and, if applicable, the Additional Allowance. Any unused Tenant Improvement Allowance (but not the Additional Allowance) may be applied as a credit against Rent.

G. Tenant Improvements Costs. All costs of constructing and installing the Tenant Improvements shall be paid by Tenant in a timely fashion so as not to allow any mechanic’s or other liens to be filed against the Project and if any such liens are filed, Tenant shall cause same to be removed in accordance with Section 23 of the Lease.

H. Tenant Improvement Allowance. Landlord agrees to pay such Tenant Improvement Allowance to Tenant within thirty (30) days following satisfaction or completion of the following events:

a.	substantial completion of all Tenant Improvements in accordance with the Working Drawings;

b.	Tenant’s delivery to Landlord of a copy of its Certificate of Occupancy (or similar governmental occupancy permit);

c.	Landlord’s reasonable satisfaction that all bills have been paid to Tenant’s contractor, subcontractors and material suppliers, including appropriate lien waivers from said persons; and

d.	Tenant’s commencement of business in the Premises.

As used above, Substantial Completion means the Tenant Improvements have been completed in accordance with this Exhibit B and have passed all final inspections by the City of Arlington.

I. Change Orders. Changes which materially alter the existing plans in Tenant’s work will be authorized only by mutual written agreement between the parties setting forth any additional changes, modifications or alterations required to complete the Premises as a result thereof. Landlord agrees not to unreasonably withhold or delay consent of said changes. In the event that Tenant desires to change the Tenant Improvements as provided in the approved Working Drawings, Tenant shall deliver notice of the same to Landlord, setting forth in detail the changes Tenant desires to make. Landlord may disapprove of said Tenant Changes (within ninety six (96) hours of notification of said Tenant Changes) in the event that Landlord, in its reasonable discretion, determines that the changes would constitute design problems for the Premises or Project provided Landlord informs Tenant in writing as to the design problem. In the event that Landlord approves of the proposed Tenant Changes, Tenant shall bear the full costs for any and all such changes in the Tenant Improvements.

J. Waiver and Release. Tenant hereby waives, releases and agrees to indemnify Landlord from all loss, damages, delays and claims relating to, or arising out of (i) the design, code compliance, quality, omissions or errors and other like matters contained in the Working Drawings, and (ii) the construction of the Tenant Improvements, including, without limitation, lost profits and all incidental or consequential damages.

K. Insurance and Indemnity. The insurance and indemnity requirements under Section 11 of the Lease shall apply during the construction contemplated by this Work Letter Agreement, and Tenant shall provide evidence of appropriate insurance coverage prior to beginning of construction. In addition, and without limiting the generality of the immediately preceding sentence, at Landlord’s option, Landlord may require that prior to beginning any construction, Tenant shall provide Landlord with evidence of insurance covering Tenant and all of Tenant’s contractors against damage to their personal property, as well as against third party liability and claims arising out of all construction and associated activities.

L. Staging Area. Tenant’s contractor shall contain his storage of materials and his operations within the Premises and such other space as may be assigned in writing by Landlord. Should Tenant’s contractor be assigned space outside of the Premises, he shall move to such other space as Landlord shall reasonably direct in writing from time to time to avoid interference or delays with other work.

M. Trash. All trash and surplus construction materials shall be stored within the Premises and Tenant’s contractor shall promptly remove same from the Premises and Project. Tenant’s contractor shall not place trash in trash dumpsters on the Project.

N. Temporary Utilities. Tenant shall be responsible for the cost and Tenant’s contractor shall be responsible for providing any temporary utilities, portable toilet facilities and portable drinking water, etc. as may be required for his work within the Premises.

O. After Hours Work. Tenant’s contractor shall notify Landlord of any planned work to be done on weekends or other than normal job hours.

P. Ordinances, Codes and Regulations. Tenant and Tenant’s contractor are responsible for the cost and compliance with all applicable codes and regulations of duly constituted authorities having jurisdiction insofar as the performance of the work and completed improvements are concerned for all work performed by Tenant or Tenant’s contractor.

Q. Ceiling Tile and Light Fixture Allowance. If Tenant does not use the Building standard ceiling tile and/or light fixtures, Landlord shall credit the Construction Allowance by an amount equal to the cost of the Building standard ceiling tile and/or light fixtures, less any restocking fee charged. Such amount shall be deemed part of the Construction Allowance for all purposes under this Lease.

II.	Tenant Space Plan Must Contain, as a Minimum, the Following Information:

A.	Floor plan showing.

1.	Partitions: indicate location and type of all partitions.

2.	Doors: indicate location, swing and type of all doors. Also indicate hardware.

3.	Standard Electrical Items: indicate the location of all building standard electrical items listed herein (wall-mounted 110 volt duplex outlets, single-pole light switches and building standard light fixtures).

4.	Standard Telephone Outlets: indicate the location of all building standard telephone wall outlets, as listed herein.

5.	“Above Standard” Electrical Items: indicate the location and type of all “above standard” electrical items, including lighting.

6.	Special Electrical Equipment and Requirements: indicate the location and type of equipment that will have special requirements and indicate the location and type of special electrical equipment to be purchased.

7.	Telephone and Data Equipment Location: indicate location of telephone equipment room, if any.

8.	Glass Items: indicate location, dimensions and type of glass partitions, windows and doors. Include details if not building standard.

9.	Heavy Items: indicate location, dimensions, weight per square foot and description of any heavy equipment or filing system exceeding fifty (50) pounds per square foot live load.

10.	Special HVAC Requirements: Indicate location and specific requirements for any special and/or concentrated heating and/or air conditioning requirements beyond that provided by the building HVAC system and/or distribution network.

11.	Floor Covering: indicate location, type and color of all floor covering.

12.	Wall Covering: indicate location, type and color of all wall coverings.

13.	Paint: indicate location, type and color of paint finishes.

14.	Millwork: indicate location, type and basic dimensions of all cabinets, shelving and other millwork items.

15.	Plumbing: indicate location and type of all plumbing items.

16.	Appliances: indicate location, type, dimensions and special requirements of all appliances.

17.	Critical Dimensions: indicate all critical dimensions necessary for construction.

18.	Fire Sprinkler Requirements: indicate location and type of all fire sprinkling and/or special fire suppression requirements.

19.	Ceiling System and Finishes: indicate location, type and color of all ceiling finishes and/or systems.

20.	Security Requirements: indicate the location, type and special requirements for any security system and/or requirements.

21.	Furniture System Requirements: indicate all interfacing requirements with furniture systems (i.e., electrical, telephone, data, anchoring, etc.).

EXHIBIT C

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made this 26 day of September, 2000, by and among BANK ONE (hereinafter called “Mortgagee”),                     ,                      (hereinafter called “Tenant”) and THE ARBORS OF BROOKHOLLOW OPERATING PARTNERSHIP, LTD., a Texas limited partnership (hereinafter called “Landlord”).

WITNESSETH:

WHEREAS, Mortgagee is or will be the owner and holder of a Deed of Trust and Security Agreement and UCC Financing Statement for Fixture Filing executed as of July 9, 1998, and recorded at Volume 98133, Page 05253 of the Real Property Records of Dallas County, Texas (hereinafter called the “Mortgage”), covering the real property described in Exhibit “A” attached hereto and made a part hereof and the buildings and improvements thereon (hereinafter collectively called the “Property”) securing the payment of a promissory note in the stated principal amount of $11,461,500, executed by Landlord and payable to the order of Mortgagee; and

WHEREAS, Tenant is the holder of a lease (hereinafter called the “Lease”) dated September 26, 2000, by and between Landlord, as the landlord, and Tenant, as the tenant, covering that portion of the Property described therein (hereinafter called the “Leased Premises”); and

WHEREAS, Landlord, Tenant and Mortgagee desire to confirm and agree upon certain of their rights and obligations with respect to the Lease and the Mortgage;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Landlord, Tenant and Mortgagee hereby agree and covenant as follows:

1. Subordination. The Lease now is, and shall at all times continue to be, subject and subordinate in each and every respect, to the Mortgage and to any and all increases, renewals, modifications, extensions, substitutions, replacements and/or consolidations of the Mortgage.

2. Nondisturbance. So long as Tenant is not in default (beyond any period given Tenant in the Lease to cure such default) in the payment of rent or in the performance of any of the terms, covenants or conditions of the Lease on Tenant’s part to be performed, (i) Tenant’s possession of the Leased Premises and Tenant’s rights and privileges under the Lease, or any extensions or renewals thereof, or expansions into additional space within the Property which may be effected in accordance with the terms of the Lease, shall not be diminished or-interfered with by Mortgagee in the exercise of any of its rights under the Mortgage, (ii) Tenant’s occupancy of the Leased Premises or any such expansion space shall not be disturbed by Mortgagee in the exercise of any of its rights under the Mortgage during the term of the Lease or any such extensions or renewals thereof, and (iii) Mortgagee will not join Tenant as a party defendant in any action or proceeding for the purpose of terminating Tenant’s interest and estate under the Lease because of any default under the Mortgage.

3. Attornment. In the event any proceedings are brought for the foreclosure of the Mortgage or if the Property be sold pursuant to a trustee’s sale under the Mortgage, or upon a transfer of the Property by conveyance in lieu of foreclosure, Tenant shall attorn to the purchaser upon any such foreclosure sale or trustee’s sale or transfer in lieu thereof and shall recognize such purchaser as the Landlord under the Lease. Such attornment shall be effective and self-operative without the execution of any further instrument on the part of any of the parties hereto. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of Landlord or of any holder(s) of any of the indebtedness or other obligations secured by the Mortgage or any such purchaser, any instrument or certificate which, in the reasonable judgment of Landlord or of such holder(s) or such purchaser, may be necessary or appropriate in any such foreclosure proceeding or otherwise to evidence such attornment. In the event of any such attornment, Tenant further waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect the Lease and the obligations of Tenant thereunder as a result of any such foreclosure proceeding, trustee’s sale or conveyance in lieu thereof.

4. Foreclosure and Sale. If Mortgagee shall succeed to the interest of Landlord under the Lease in any manner, or if any purchaser acquires the Leased Premises upon any foreclosure of the Mortgage or any trustee’s sale under the Mortgage, Mortgagee or such purchaser, as the case may be, shall have the same remedies by entry, action or otherwise in the event of any default by Tenant (beyond any period given to Tenant in the Lease to cure such default) in the payment of rent or additional rent or in the performance of any of the terms, covenants and conditions of the Lease on Tenant’s part to be performed- that Landlord had or would have had if Mortgagee or such purchaser had not succeeded to the interest of Landlord. From and after attornment by Tenant, Mortgagee or such purchaser shall be bound to Tenant under all of the terms, covenants, and conditions of the Lease, and Tenant shall, from and after the succession to the interest of Landlord under the Lease by Mortgagee or such purchaser, have the same remedies against Mortgagee or such purchaser for the breach of an agreement contained in the Lease that Tenant might have had under the Lease against Landlord if Mortgagee or such purchaser had not succeeded to the interest of Landlord, provided further, however, that Mortgagee or such purchaser shall not in any event be:

a.	liable for any act or omission of any prior landlord (including Landlord); or

b.	subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or

c.	bound by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord (including Landlord), or by any security deposit, cleaning deposit or other prepaid charge which Tenant might have paid in advance to any prior landlord (including Landlord), unless actually received by Mortgagee or such purchaser; or

d.	bound by or liable for any obligation of the landlord to pay any sums of money to or for the benefit of or on behalf of Tenant for concessions or inducements granted to Tenant by the landlord (including Landlord) except as expressly set forth in the Lease; or

e.	bound by any amendment or modification of the Lease made without its consent.

5. Acknowledgment and Agreement by Tenant. Tenant acknowledges and agrees that:

a.	Mortgagee, in making any disbursements to Landlord, is under no obligation or duty to oversee or direct the application of the proceeds of such disbursements, and such proceeds may be used by Landlord for purposes other than improvement of the Property.

b.	From and after the date hereof, in the event of any act or omission by Landlord which would give Tenant the right, either immediately or after the lapse of time, to cease paying rent or terminate the Lease or to claim a partial or total eviction, Tenant will not exercise any such right:

(i)	until it has given written notice of such act or omission to Mortgagee; and

(ii)	if Landlord shall have failed to cure such default within the time provided for in the Lease, then the Mortgagee shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default shall be deemed granted to Mortgagee if within such thirty (30) days Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure), in which event the Lease shall not be terminated while such remedies are being so diligently pursued.

c.	It has notice that the Lease and the rent and all other sums due thereunder have been assigned or are to be assigned to Mortgagee as security for the Loan secured by the Mortgage. In the event that Mortgagee notifies Tenant of a default under the Mortgage and demands that Tenant pay its rent and all other sums due under the Lease to Mortgagee, Tenant shall honor such demand and pay its rent and all other sums due under the Lease directly to Mortgagee or as otherwise required pursuant to such notice.

d.	It shall send a copy of any notice or statement claiming a default by Landlord under the Lease to Mortgagee at the same time such notice or statement is sent to Landlord.

e.	This Agreement satisfies any condition or requirements in the Lease relating to the granting of a non-disturbance agreement.

6. Acknowledgment and Agreement by Landlord. Landlord, as landlord under the Lease and mortgagor or grantor under the Mortgage, acknowledges and agrees for itself and its successors and assigns, that:

a.	This Agreement does not:

(i)	constitute a waiver by Mortgagee of any of its rights under the Mortgage; and/or

(ii)	in any way release Landlord from its obligations to comply with the terms, provisions, conditions, covenants, agreements and clauses of the Mortgage;

b.	The provisions of the Mortgage remain in full force and effect and must be complied with by Landlord; and

c.	In the event of a default under the Mortgage, Tenant may pay all rent and all other sums due under the Lease to Mortgagee as provided in this Agreement.

7. Notice. All notices to be delivered hereunder to Mortgagee shall be deemed to have been duly given if mailed under United States registered or certified mail, with return receipt requested, postage prepaid to Mortgagee at 1700 Pacific, Suite 2100, Dallas, Texas 75201 (or at such other address as shall be given in writing by Mortgagee to Tenant) and shall be deemed complete upon any such mailing.

8. Miscellaneous.

a.	This Agreement supersedes any inconsistent provision of the Lease.

b.	Mortgagee shall have no obligations nor incur any liability with respect to any warranties of any nature whatsoever, whether pursuant to the Lease or otherwise, including, without limitation, any warranties respecting use, compliance with zoning, Landlord’s title, Landlord’s authority, habitability, fitness for purpose or possession.

c.	This Agreement shall inure to the benefit of the parties hereto, their respective successors and permitted assigns, provided, however, that in the event of the assignment or transfer of the interest of Mortgagee, all obligations and liabilities of Mortgagee under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Mortgagee’s interest is assigned or transferred.

d.	This Agreement shall be governed by and constructed in accordance with the laws of the State of Texas.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Address:	MORTGAGEE:

1700 Pacific Avenue Suite 2100 Dallas, Texas 75201	BANK ONE TEXAS, N.A.
	By:	/s/ Jeffrey A. Etter
	Name (printed):	Jeffrey A. Etter
	Title:	First Vice President

Address:	TENANT:

1010 N. St. Mary’s Room 515 San Antonio, Texas 78205	SOUTHWESTERN BELL TELEPHONE COMPANY
	By:	/s/ J. Mark Schleyer
	Name (printed):	J. Mark Schleyer
	Title:	Managing Director – CRE P&T

Address:	LANDLORD:

2201 Royal Lane Suite 220 Irving, Texas 75063	ARBORS OF BROOKHOLLOW OPERATING PARTNERSHIP, LTD., a Texas limited partnership

	By:	Arbors of Brookhollow Management, Ltd. a Texas limited partnership, its general partner

		By:	/s/ David R. Cunningham
David R. Cunningham
President

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on this 26 day of Sept, 2000, by Jeff Etter of Bank One Texas, N.A., on behalf of said bank.

[SEAL]
Notary Public, State of Texas

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on this 26th day of September, 2000, by J. Mark Schleyer a Managing Director of Southwestern Bell Telephone Company, a Missouri Corporation, on behalf of said Tenant.

[SEAL]
Notary Public, State of Texas

This instrument was acknowledged before me on this 26th day of September, 2000, by David R. Cunningham, President of Arbors of Brookhollow, L.L.C., a Texas limited liability company, the general partner of Arbors of Brookhollow Management, Ltd., a Texas limited partnership, the general partner of Arbors of Brookhollow Operating Partnership, Ltd., a Texas limited partnership on behalf of said entities.

[SEAL]
Notary Public, State of Texas

EXHIBIT D

RENEWAL OPTION

Provided that Tenant is not in Default under any term or provision contained in this Lease beyond any applicable period to cure and no condition exists which with the passage of time or the giving of notice or both would constitute an event of default pursuant to this Lease and provided that Tenant has continuously occupied the Premises for the Permitted Use during the Lease Term, Tenant (but not any assignee or subtenant other than an Affiliate) shall have two (2) rights and the options (the “Renewal Options”) to renew this Lease, by written notice delivered to Landlord no later than twelve (12) months prior to the expiration of the Lease Term, for a period of sixty (60) months each (“Renewal Term”), at the then Prevailing Market Rent and under the same terms, conditions, and covenants contained in the Lease, except that (a) no abatements or other concessions, if any, applicable to the initial Lease Term shall apply to the Renewal Term; (b) Tenant shall have no option to renew this Lease beyond the expiration of the second Renewal Term; and (c) all leasehold improvements within the Premises shall be provided in their then existing condition (on an “as is” basis) at the time the Renewal Term commences. Failure by Tenant to notify Landlord in writing of Tenant’s election to exercise the Renewal Options herein granted within the time limits set forth for such exercise shall constitute a waiver and termination of such Renewal Option and any and all subsequent Renewal Options.

As used herein, the term “Prevailing Market Rent” means what a non-equity tenant would pay and receive and what a landlord of a comparable office building within the Arlington, Texas submarket (with similar amenities) would accept and give at arm’s length as rent concessions, expense escalations, tenant improvement allowances, refurbishment allowances, other allowances, brokerage commissions, inducements and other economic conditions for the lease of space comparable to the Premises taking into consideration location of the Premises within the Building and existing overall parking ratio and leasehold improvements. The determination of such Prevailing Market Rent shall, for all applications in this Lease, be made using the following procedure:

1.	Whenever, pursuant to the terms of this Lease, a determination must be made of Prevailing Market Rent, Landlord shall provide to Tenant in writing Landlord’s reasonable determination of such Prevailing Market Rent within fifteen (15) days after receipt of Tenant’s written request therefor. If Tenant accepts such determination by Landlord in writing, or if Tenant shall not have notified Landlord of its objection to such determination in writing, both within fifteen (15) days following Tenant’s receipt of such determination, then such determination by Landlord of Prevailing Market Rent for that applicable portion of the Lease shall irrevocably become the Prevailing Market Rent.

2.	If Tenant notifies Landlord, within fifteen (15) days following its receipt of Landlord’s determination of Prevailing Market Rent, that it objects to such determination as not accurately reflecting such prevailing market rental rate (“Tenant’s Notice of Objection”), then Landlord’s determination of Prevailing Market Rent referred to in paragraph 1 above shall thereafter not be effective, and instead the following procedure shall be implemented to determine Prevailing Market Rent:

a.	Within fifteen (15) days following Landlord’s receipt of Tenant’s Notice of Objection, Landlord shall select and notify Tenant of its selection of, an independent real estate broker from a recognized commercial real estate brokerage firm knowledgeable in the commercial real estate market of the Arlington submarket in Arlington, Texas (the “Landlord’s Market Broker”). Within fifteen (15) days following Landlord’s selection of Landlord’s Market Broker, Landlord shall cause such broker to analyze the then-existing market conditions, prepare and deliver to Landlord and Tenant such broker’s determination of the Prevailing Market Rent for the space to be leased by Tenant within the Building to which such Prevailing Market Rate shall apply. If Tenant accepts in writing such determination of Prevailing Market Rate presented by Landlord’s Market Broker, or if Tenant shall not have notified Landlord of its objection to such determination, in writing, both within fifteen (15) days following Tenant’s receipt of such determination by Landlord’s Market Broker, then such determination by Landlord’s Market Broker of the Prevailing Market Rent for that applicable portion of the Lease shall irrevocably become the Prevailing Market Rent.

b.	If Tenant notifies Landlord, within fifteen (15) days following its receipt of Landlord’s Market Broker’s determination of the Prevailing Market Rent, that it objects to such determination as not accurately reflecting such prevailing market rental rate (“Tenant’s Notice of Objection to Landlord’s Market Broker’s Determination”), then the following procedure shall be implemented to determine Prevailing Market Rent and the results shall be binding by both parties; and requiring both Landlord and Tenant to proceed with the Renewal Option based on the outcome of the following process:

(i) Within fifteen (15) days following Tenant’s giving or delivering to Landlord the Tenant’s Notice of Objection to Landlord’s Market Broker’s Determination, Tenant shall select, and notify Landlord of its selection of, an independent real estate broker from a recognized commercial real estate brokerage firm knowledgeable in the commercial real estate market of the Arlington submarket in Arlington, Texas (the “Tenant’s Market Broker”). Within fifteen (15) days following Tenant’s selection of Tenant’s Market Broker, Tenant shall cause such broker to analyze the then-existing market conditions, and prepare and deliver to Landlord and Tenant such broker’s determination of the Prevailing Market Rent for the space to be leased by Tenant within the Building to which such Prevailing Market Rate shall apply. If Landlord accepts in writing such determination of Prevailing Market Rent presented by Tenant’s Market Broker, or if Landlord shall not have notified Tenant of its objection to such determination, in writing, both within fifteen (15) days following Landlord’s receipt of such determination by Tenant’s Market Broker, then such determination by Tenant’s Market Broker of the Prevailing Market Rent for that applicable portion of the Lease shall irrevocably become the Prevailing Market Rent

(ii) If Landlord notifies Tenant, within fifteen (15) days following its receipt of Tenant’s Market Broker’s determination of the Prevailing Market Rent, that it objects to such determination as not accurately reflecting such prevailing market rental rate (“Landlord’s Notice of Objection to Tenant’s Market Broker’s Determination”), then Landlord shall, within five (5) days thereafter, direct both Landlord’s Market Broker and Tenant’s Market Broker to select within ten (10) days thereafter, and notify Landlord and Tenant of their selection of, a third independent real estate broker from a recognized commercial real estate broker firm knowledgeable in the commercial real estate market of the Arlington submarket in Arlington, Texas (the “Third Market Broker”). Within fifteen (15) days following such selection of the Third Market Broker, such Broker shall analyze the then-existing market conditions, prepare and deliver to Landlord, Tenant, Landlord’s Market Broker and Tenant’s Market Broker such Third Market Broker’s determination of the Prevailing Market Rent for the space to be leased to Tenant within the Building to which such Prevailing Market Rate shall apply. If the Third Market Broker’s determination of Prevailing Market Rent is a number between (x) the rental rate determined by Landlord’s Market Broker, augmented five percent (5%) both higher and lower from such rental rate, and (y) the rental rate determined by Tenant’s Market Broker, augmented five percent (5%) both higher and lower from such rental rate, then such Third Market Brokers determination of Prevailing Market Rent shall be irrevocably binding upon both Landlord and Tenant. However, if the Third Market Broker’s determination of Prevailing Market Rent is a number not between (x) and (y) from the previous sentence, then the final, irrevocable determination of Prevailing Market Rent which shall be binding upon both Landlord and Tenant, will be calculated by adding together the two closest appraisals of the three determinations form the three brokers, and dividing such sum by two. Both Landlord and Tenant acknowledge that the determination of Prevailing Market Rent which is derived form such procedure shall be irrevocably binding upon both Landlord and Tenant.

c.	Notwithstanding any provisions elsewhere in this Lease allocating the payment of expenses, Landlord agrees to pay the expenses associated with the services of Landlord’s Market Broker, Tenant agrees to pay the expenses associated with the services of Tenant’s Market Broker, and both Landlord and Tenant agree to jointly and equally pay the expenses associated with the services of the Third Market Broker.

Upon exercise of the Renewal Option by Tenant and subject to the conditions set forth hereinabove, the Lease shall be extended for the period of such Renewal Term without the necessity of the execution of any further instrument or document, although if requested by either party, Landlord and Tenant shall enter into a written agreement modifying and supplementing the Lease in accordance with the provisions hereof. Any termination of the Lease during the initial lease Term shall terminate all renewal rights hereunder. The renewal rights of Tenant hereunder shall not be severable from the Lease, nor may such rights be assigned or otherwise conveyed in connection with any permitted assignment of the Lease. Landlord’s consent to any assignment of the Lease shall not be construed as allowing an assignment of such rights to any assignee.

EXHIBIT E

RIGHT OF FIRST REFUSAL

If, Landlord shall receive an offer which Landlord is willing to accept (the “Offer”) to lease all or any portion of (i) the space within the area outlined on Exhibit “A-1” attached hereto (the “Phase I Refusal Space”) or (ii) the Phase II building of The Arbors at Brookhollow (if and when built by Landlord or any affiliate of Landlord) (the “Phase II Refusal Space”) (the Phase I Refusal Space and Phase II Refusal Space being hereinafter referred to collectively as the “Refusal Space”) and provided that the Lease is in full force and effect and there is no uncured Event of Default under the Lease, Tenant shall have a one-time right of first refusal (“Right of First Refusal”) to lease all (but not part) of the space that is the subject of the Offer (the “Subject Space”) upon the same terms and conditions contained in the Offer; provided, however, the lease term for the Subject Space shall be the same as the remaining Lease Term of the Lease, and if the remaining Lease Term is shorter than the lease term stated in the Offer, all allowances, concessions or other costs to be paid by Landlord shall be proportionately reduced. If, within five (5) days after Tenant receives written notice of the Offer (including a statement of the material terms and conditions thereof). Tenant does not notify Landlord in writing that Tenant elects to lease the Subject Space, then Landlord may enter into a lease with the prospective tenant who made the Offer on substantially the same terms and conditions contained therein. In addition, if the Subject Space is less than all of the Refusal Space, and the remainder of the Refusal Space is adjacent to the Premises, Tenant’s failure to exercise the Right of First Refusal with respect to the Subject Space shall not prejudice its Right of First Refusal with respect to the remainder of the Refusal Space. Except as provided in the preceding two sentences, the failure of Tenant to exercise the Right of First Refusal within the time period set forth herein shall constitute a waiver and termination of the Right of First Refusal. If Tenant timely notifies Landlord of its intention to lease the Subject Space, Landlord and Tenant shall promptly enter into an amendment to this Lease adding the Subject Space to the Premises and otherwise incorporating the terms and conditions of the Offer. This Right of First Refusal is personal to Tenant and is not assignable to any third parties, including, but not limited to, any assignee or sublessee of Tenant.

Notwithstanding anything to the contrary set forth herein, the Right of First Refusal with respect to the Phase I Refusal Space shall terminate on the date which is eighteen (18) months from the date of this Lease.

Any capitalized terms not defined in this Exhibit E shall have the meaning set forth in the Lease to which this Exhibit E is attached.

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EXHIBIT F

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply to the Premises, the Project, the parking areas associated therewith, and the appurtenances thereto:

1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invites, shall be paid by such tenant.

3. No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Project without the prior written consent of Landlord. No nails, hooks or screws shall be driven or inserted in any part of the Building except by Building maintenance personnel. No curtains or other window treatments shall be placed between the glass and the Building standard window treatments.

4. Landlord shall provide and maintain an alphabetical directory for all tenants in the main lobby of the Building.

5. Landlord shall provide all door locks in each tenant’s leased premises, at the cost of such tenant, and no tenant shall place any additional door locks in its leased premises without Landlord’s prior written consent. Landlord shall furnish to each tenant a reasonable number of keys to such tenant’s leased premises, at such tenant’s cost, and no tenant shall make a duplicate thereof.

6. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be conducted under Landlord’s supervision at such times and in such a manner as Landlord may reasonably require. Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.

7. Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant’s property while in the Building, shall be repaired at the expense of such tenant.

8. Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals shall be brought into or kept in, on or about any tenant’s leased premises. No portion of any tenant’s leased premises shall at any time be used or occupied as sleeping or lodging quarters.

9. Tenant shall cooperate with Landlord’s employees in keeping its leased premises neat and clean. Tenants shall not employ any person for the purpose of such cleaning other than the Building’s cleaning and maintenance personnel.

10. To ensure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc. shall be delivered to any leased area except by persons approved by Landlord.

11. Tenant shall not make or permit any vibration or improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

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12. No machinery of any kind (other than normal office equipment) shall be operated by any tenant on its leased area without Landlord’s prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance.

13. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant’s leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

14. No vending or dispensing machines of any kind may be maintained in any leased premises without the prior written permission of Landlord.

15. Tenant shall not conduct any activity on or about the Premises or Building which will draw pickets, demonstrators, or the like.

16. All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenant’s business operated in the Premises, parked within designated parking spaces, one vehicle to each space. No vehicle shall be parked as a “billboard” vehicle in the parking lot. Any vehicle parked improperly may be towed away. Tenant, Tenant’s agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver.

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EXHIBIT G

PARKING SITE PLAN

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EXHIBIT “C”

CONSENT TO SUBLEASE

(2201 East Lamar Boulevard – Arlington, Texas)

THIS CONSENT TO SUBLEASE (this “Consent”) is made as of February    , 2004, by and among THE ARBORS OF BROOKHOLLOW OPERATING PARTNERSHIP, LTD., a Texas limited partnership (“Landlord”), SOUTHWESTERN BELL TELEPHONE, L.P., a Texas limited partnership (“Tenant”), successor-in-interest to Southwestern Bell Telephone Company, a Missouri corporation (“Original Tenant”), and ASCENSION CAPITAL GROUP, LTD., a Texas limited partnership (“Subtenant”), with reference to the following Recitals:

R E C I T A L S

A. Landlord and Tenant are parties to that certain Lease Agreement, dated September 26, 2000 (the “Lease”). Terms not otherwise defined in this Consent are defined in the Lease.

B. Landlord leases to Tenant certain premises consisting of approximately 85,893 rentable square feet (the “Tenant’s Premises”) of that certain building located at 2201 East Lamar Boulevard, Arlington, Texas (the “Building”).

C. Tenant has asked Landlord to consent to the subletting of approximately 28,603 rentable square feet on the second floor of the Building (the “Premises”), located within the Tenant’s Premises, to Subtenant, pursuant to the Sublease dated as of February    , 2004, by and between Tenant and Subtenant (the “Sublease”) attached hereto as Exhibit “A”.

NOW, THEREFORE, Landlord hereby consents to the Sublease of the Premises to Subtenant, such consent being subject to and upon the following terms and conditions, to each of which Tenant and Subtenant expressly agree:

1. NO WAIVER. Neither the giving of this Consent nor anything contained herein or in the Sublease executed by Tenant shall be construed to modify, waive, impair or affect any of the covenants, agreements, terms, provisions, obligations or conditions contained in the Lease (except as may be herein expressly provided), or to waive any breach thereof, or any rights of Landlord against any person or entity liable or responsible for the performance thereof, or to increase the obligations or diminish the rights of Landlord under the Lease, or to increase the rights or diminish the obligations of Tenant thereunder, or to, in any way, be construed as giving Subtenant any greater rights than the original Tenant named in the Lease would be entitled to, and all covenants, agreements, terms, provisions and conditions of the Lease are hereby mutually declared to be in full force and effect.

2. NO FURTHER CONSENT. This Consent shall not be construed either as a consent by Landlord to, or as permitting, any other or further subletting of the Premises, whether in whole or in part, or any assignment of the Lease, or as a waiver of the requirement of obtaining Landlord’s consent thereto; and notwithstanding anything to the contrary contained in the Lease, Subtenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, assign the Lease or this Consent or sublet the Premises or any part thereof. Landlord’s consent to any future assignment or sublease shall be conditioned and subject to the rights, obligations, restrictions and conditions that are applicable to an assignment or sublease by Tenant pursuant to the Lease.

CONSENT TO SUBLEASE - Page 1

3. BINDING AGREEMENT. Landlord, Tenant and Subtenant hereby agree that the provisions of Section 10 of the Lease, shall, notwithstanding this Consent, continue to be binding upon Landlord, Tenant and Subtenant with respect to all future assignments and transfers of the Lease and sublettings of the Premises, with the same effect as if Subtenant had been the Original Tenant named in the Lease.

4. NO DISCHARGE OF OBLIGATIONS; PAYMENT OF SUBLEASE RENT. Tenant hereby agrees that the obligations of Tenant under the Lease and this Consent shall not be discharged or otherwise affected by reason of the giving or withholding of any consent or approval for which provision is made in the Lease, or by reason of any amendment or modification of the Lease hereafter entered into by Landlord and Subtenant. Tenant further agrees that it shall be liable for holdover rent under the Lease if Subtenant holds over in the Premises after the Lease Term.

5. SUBTENANT’S OBLIGATION. Subtenant, for Subtenant and its successors and assigns, hereby (a) accepts the Sublease, by Tenant, of a portion of Tenant’s interest in and to the Lease, (b) recognizes all of the covenants, agreements, terms, provisions, obligations and conditions contained in the Lease, excluding the payment of Rent (other than overtime HVAC (hereinafter defined)), and hereby assumes, in writing, all of said terms, provisions, agreements, covenants, obligations and conditions of the Lease on the part of the Tenant to be kept, observed and performed with respect to the Premises, (c) agrees to keep and perform, and to permit no violation beyond the expiration of applicable periods of notice and grace of, each and every covenant, agreement, term, provision, obligation and condition therein set forth on the part of Tenant with respect to the Premises to be kept, observed and performed, excluding the payment of Rent (other than overtime HVAC), and (d) acknowledges, confirms and agrees that the Right of First Refusal is not assignable or conveyed to Subtenant.

6. NO RELEASE. The giving of this Consent shall not be deemed or serve to release Tenant or any successor in interest to said Tenant from any liability, obligation or duty, which such Tenant or such successor in interest may have.

7. NO BREACH OR DEFAULT. Landlord and Tenant hereby confirm that the Lease and all terms and conditions thereof is in full force and effect and further confirm that neither has knowledge of any breach or default existing under the Lease as of the date hereof. In the event of any default under the Lease, Landlord may proceed directly against Tenant or anyone else liable under the Lease without first exhausting Landlord’s remedies against any other person or entity liable therein to Landlord.

8. INDEMNIFICATION. Landlord shall not be responsible for the payment of any commissions or fees in connection with the subletting of the Premises, and Subtenant and Tenant jointly and severally agree to indemnify and hold Landlord harmless from and against any claims, liability, losses or expenses, including reasonable attorneys’ fees, incurred by Landlord in connection with any claims for a commission by any broker or agent in connection with the subletting of the Premises.

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9. NO IMPROVEMENTS. Tenant and Subtenant hereby agree that Landlord is not obligated to perform any work of any kind to prepare the Premises for Subtenant’s occupancy. Except as permitted under the Lease, no alterations, improvements, additions (electrical, mechanical or otherwise) or physical changes shall be made in the Premises, or any part thereof, without Landlord’s prior written consent in each instance. Subtenant agrees to comply with all applicable laws, rules and regulations relating to construction of any improvements within the Premises.

Landlord agrees, to send any bills for utility charges incurred after the normal business hours in Section 6 of the Master Lease directly to Subtenant with a copy to Tenant. Subtenant agrees to pay Landlord directly for any invoices for utility charges incurred after the normal business hours in Section 6 of the Master Lease directly to landlord within ten days of receipt of the invoice. Tenant shall remain obligated to Landlord to pay such charges if Subtenant defaults in it obligations.

Tenant and Subtenant hereby acknowledge, confirm and agree that Tenant currently pays Landlord an overtime hourly charge for heating, ventilation and air conditioning (“HVAC”) used in the Premises outside normal business hours and that such hourly overtime HVAC charge may be adjusted from time to time in Landlord’s reasonable discretion to reflect the cost of such services.

10. NOTICES. Landlord’s mailing address for purposes of notice under this Consent or the Lease is:

The Arbors of Brookhollow Operating Partnership, Ltd.

5950 Berkshire Lane, Suite 530

Dallas, Texas 75225

Attention: Michael Broder

With a mandatory copy to:

Bell Nunnally & Martin LLP

1400 One McKinney Plaza

3232 McKinney Avenue

Dallas, Texas 75204

Attention: Larry L. Shosid, Esq.

Tenant’s mailing address for purposes of notice under this Consent or the Lease is:

SBC Services, Inc.

7159 San Pedro, Suite 202

San Antonio, Texas 78216

Attention: Lease Administrator

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With a mandatory copy to:

SBC Communications, Inc.

175 East Houston

San Antonio, Texas 78205

Attention; Kenneth H. Gitter, General Attorney

Subtenant’s mailing address for purposes of notice under this Consent or the Lease is as follows:

Ascension Capital Group, Ltd.

2201 East Lamar Boulevard, Suite 200

Arlington, Texas 76006

Attention: Erich M. Ramsey

With a mandatory copy to:

Ascension Capital Group, Ltd.

2201 East Lamar Boulevard, Suite 200

Arlington, Texas 76006

Attention: General Counsel

11. FAILURE TO GIVE NOTICE NOT A RELEASE. Notwithstanding anything in the Lease or this Consent to the contrary, Landlord’s failure to give a notice of any breach or default under the Lease or this Consent to Tenant or Subtenant shall not be construed to release Tenant or Subtenant from any of the covenants, agreements, terms, provisions and conditions of the Lease or this Consent.

12. COSTS AND FEES. Tenant hereby agrees to pay $1,000.00 to Landlord to compensate Landlord for its attorneys’ fees, costs and expenses (collectively, “Legal Fees”) incurred by Landlord in connection with this sublease transaction. Such Legal Fees will be paid by Tenant prior to Landlord’s execution of this Consent and this Consent shall not be effective until such Legal Fees have been received by Landlord.

13. SUBLEASE AGREEMENT. Tenant and Subtenant hereby agree that Landlord is not a party to the Sublease and is not bound by the provisions thereof, including, without limitation, any modifications or amendments thereof, and Tenant and Subtenant recognize that accordingly Landlord has not, and will not, review or pass upon any of the provisions of the Sublease.

14. PROCEEDINGS. Landlord shall be under no obligation to commence proceedings or exhaust any of its remedies against Subtenant before proceeding against Tenant, or against Tenant before proceeding against Subtenant, for any redress provided for in the Lease or this Consent, or at law or equity.

15. ATTORNEYS’ FEES. If any party hereto commences a legal action or proceeding against another party hereto arising out of or in connection with this Consent, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs incurred in such action. Notwithstanding the foregoing, Tenant hereby agrees to indemnify, defend and hold harmless Landlord from and against any claims, liabilities or causes of action brought or asserted by Subtenant against Landlord.

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16. CONFLICT. In the event of any conflict between the provisions of (i) either the Lease or this Consent, and (ii) the Sublease, the provisions of the Lease or this Consent shall prevail unaffected by the provisions of the Sublease. In the event of any conflict between the provisions of this Consent and the provisions of the Lease, the provisions of the Lease shall prevail unaffected by the provisions of this Consent.

17. NO ORAL MODIFICATION. This Consent may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any change is sought.

18. SEVERABILITY. If any of the provisions of this Consent shall be held by any court of competent jurisdiction to be unenforceable for any reason, such provision or provisions shall be deemed severable from and shall in no way affect the enforceability and validity of the remaining provisions of this Consent.

19. COUNTERPARTS. This Consent may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute but one and the same instrument.

20. EXECUTION BY ALL PARTIES. Submission of this instrument for examination or signature by Tenant or Subtenant is not effective as a consent or otherwise until execution and delivery by Landlord, Tenant, and Subtenant.

21. AUTHORIZATION. Tenant and Subtenant each represent that each of the individual(s) executing this Consent has all requisite power and authority to execute and deliver this Lease on behalf of the entity for which it is signing, and by his or her signature, will bind such party to the terms of this Consent.

Signature Page Follows

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IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed as of the date first above written.

LANDLORD:	THE ARBORS OF BROOKHOLLOW OPERATING PARTNERSHIP, LTD., a Texas limited partnership

	By:	Arbors of Brookhollow Management, Ltd., a Texas limited partnership General Partner

		By:	Arbors of Brookhollow, L.L.C., a Texas limited liability company General Partner

By:
Printed Name:
Title:

TENANT:	SOUTHWESTERN BELL TELEPHONE, L.P., a Texas limited partnership

	By:	SWBT Texas LLC, a Texas limited liability company General Partner

By:
Printed Name:
Title:

SUBTENANT:	ASCENSION CAPITAL GROUP, LTD., a Texas limited partnership

	By:	Ascension Capital Management, L.L.C., a Texas limited liability company General Partner

By:
Printed Name:
Title:

CONSENT TO SUBLEASE - Page 6

EXHIBIT “A”

Sublease

[SEE ATTACHED]

EXHIBIT “A” TO CONSENT TO SUBLEASE - Page Solo

EXHIBIT D

OPTIONS TO TERMINATE

1. Sublessee shall have the options to terminate the Term of the Sublease effective as of the last day of any of the full calendar months following the Commencement Date indicated in the table below by (a) giving notice to Sublessor, designating the effective date of termination selected by Sublessee (the “Early Termination Date”), at least three hundred sixty (360) days before the Early Termination Date and (b) paying to Sublessor on or before the Early Termination Date a termination fee in the amount set forth in the table below opposite the applicable Early Termination Date:

Early Termination Date	Termination Fee

February 28, 2007	$139,940.53

2. If the Term of the Sublease is terminated pursuant to this Rider, the Sublease shall be deemed to have expired by lapse of time effective as of the Early Termination Date, and Sublessee shall return the Premises to Sublessor in accordance with the requirements of the Sublease. All obligations of either party to the other which accrue under the Sublease on or before the later of the Early Termination Date and the date on which Sublessee surrenders possession of the Premises shall survive such termination and neither the exercise of such right to terminate nor such termination shall affect Sublessor’s remedies on account of any default by Sublessee.

3. Notwithstanding any provision herein to the contrary, Sublessee may only exercise the Termination Option if an third party corporation unrelated to, and not affiliated with, Sublessee, nor owned in any part by any of Sublessee’s shareholders, owners, principals, officers, employees or agents, shall purchase more than fifty percent of the stock of Sublessee or substantially all of the assets of Sublessee.